UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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KAR AUCTION SERVICES, INC.
(Name of Registrant as Specified In Its Charter)

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Notice of Annual Meeting
and
Proxy Statement

Annual Meeting of Stockholders
June 8, 2016

April 28, 2016

Dear Fellow Stockholder:

I would like to cordially invite you to attend KAR Auction Services, Inc.'s ("KAR" or the "Company") annual meeting of stockholders. The meeting will be held on June 8, 2016, at 9:00 a.m., Eastern Daylight Time, at the Conrad Indianapolis, 50 West Washington Street, Indianapolis, Indiana 46204.

As a KAR stockholder, your vote is important. The matters to be acted upon are described in the notice of annual meeting of stockholders and the proxy statement. Even if you are planning to attend the annual meeting in person, you are strongly encouraged to vote your shares through one of the methods described in the proxy statement.

I am pleased to report that 2015 was an excellent year for KAR. We met or exceeded our key financial targets and delivered solid year-over-year growth in total vehicles sold, revenues, adjusted EBITDA and adjusted net income. As an established market leader with an experienced management team, we believe that we are well-positioned to continue driving growth with solid operating performance and disciplined capital investments.

We have a comprehensive capital allocation plan for increasing stockholder value. We are focused on return of capital to our stockholders and accretive investments in the business, including the acquisition of physical auctions and new technology platforms, as well as enhancing current technologies. In 2015, we announced the acquisition of both physical auctions and technology companies, including the purchase of our first European business. We are proud that through share buybacks and dividends, in 2015 we returned approximately $380 million to stockholders and invested approximately $253 million in our business through capital expenditures and strategic acquisitions.

I would like to express our appreciation for your continued support of KAR.

Sincerely,

James P. Hallett

Chairman of the Board and
Chief Executive Officer

This proxy statement is dated April 28, 2016 and is first being distributed to stockholders on or about April 28, 2016.

13085 Hamilton Crossing Boulevard
Carmel, Indiana 46032

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time and Date	9:00 a.m., Eastern Daylight Time, on June 8, 2016

Place	Conrad Indianapolis 50 West Washington Street Indianapolis, Indiana 46204

Items of Business	Proposal No. 1: To elect nine directors to the Board of Directors.

Proposal No. 2: To approve the amendment and restatement of the Company's Amended and Restated Certificate of Incorporation to provide that the Company's stockholders may remove any director from office, with or without cause, and other ministerial changes.
Proposal No. 3: To ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2016.
To transact any other business as may properly come before the meeting or any adjournments or postponements thereof.

Record Date	You are entitled to vote at the annual meeting and at any adjournments or postponements thereof if you were a stockholder of record at the close of business on April 13, 2016.

Voting by Proxy	Please submit your proxy card as soon as possible so that your shares can be voted at the annual meeting in accordance with your instructions. For specific instructions on voting, please refer to the instructions on your enclosed proxy card.

On Behalf of the Board of Directors,

April 28, 2016 Carmel, Indiana	Rebecca C. Polak Executive Vice President, General Counsel and Secretary

Notice of Internet Availability of Proxy Materials for the Annual Meeting

The proxy statement for the annual meeting and the annual report to stockholders for the fiscal year ended December 31, 2015, each of which is being provided to stockholders prior to or concurrently with this notice, are also available to you electronically via the Internet. We encourage you to review all of the important information contained in the proxy materials before voting. To view the proxy statement and annual report to stockholders on the Internet, visit the "Investor Relations" page of our website, under the "Proxy Material" link at www.karauctionservices.com.

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement before voting. For more complete information regarding the Company's 2015 performance, please review the Company's Annual Report on Form 10-K for the year ended December 31, 2015.

ANNUAL MEETING OF STOCKHOLDERS

Date and Time:	9:00 a.m., Eastern Daylight Time, on June 8, 2016
Location:	Conrad Indianapolis, 50 West Washington Street, Indianapolis, Indiana 46204
Record Date:	Stockholders of record as of the close of business on April 13, 2016 are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and for each of the other proposals to be voted on at the 2016 annual meeting of stockholders.
NYSE Symbol:	KAR
Registrar and Transfer Agent:	American Stock Transfer & Trust Company, LLC

ITEMS TO BE VOTED ON AT ANNUAL MEETING OF STOCKHOLDERS

Proposal		Board of Directors' Recommendation	Page

1.	Election of each of the nine director nominees	FOR	7
2.	Amendment and restatement of the Company's Amended and Restated Certificate of Incorporation to provide that stockholders may remove any director from office, with or without cause, and other ministerial changes	FOR	29
3.	Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2016	FOR	30
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Board Nominees (pages 8-17)

Name	Age	Director Since	Independent	Primary Occupation	Committee Membership***

Todd F. Bourell	46	2015	Yes	Managing Partner of WLJ Capital, LLC	NCGC
Donna R. Ecton	69	2013	Yes	Chairman and Chief Executive Officer of EEI Inc.	CC (Chair), AC
James P. Hallett*	63	2007	No	Chairman of the Board and Chief Executive Officer of KAR	—
Mark E. Hill	60	2014	Yes	Managing Partner of Collina Ventures, LLC	NCGC (Chair), RC
J. Mark Howell	51	2014	Yes	Chief Operating Officer of Angie's List, Inc.	RC (Chair), CC
Lynn Jolliffe	64	2014	Yes	Human Capital and Talent Management Consultant	AC, CC
Michael T. Kestner	62	2013	Yes	Building Products and Automotive Industry Consultant	AC (Chair), RC
John P. Larson**	53	2014	Yes	Chief Executive Officer of Bestop, Inc.	CC, RC
Stephen E. Smith	67	2013	Yes	Automotive Industry Consultant	AC, NCGC
*
Chief Executive Officer and Chairman of the Board
**
Lead Independent Director
***
AC=Audit Committee
CC=Compensation Committee
NCGC=Nominating and Corporate Governance Committee
RC=Risk Committee
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KAR AUCTION SERVICES 2015 HIGHLIGHTS

Business Highlights

For the year ended December 31, 2015, KAR Auction Services, Inc. (the "Company," "KAR" or "KAR Auction Services") again delivered solid growth in volume of total vehicles sold, revenues, adjusted EBITDA and adjusted net income. Specific highlights for fiscal 2015 included:

•
Total vehicles sold for our ADESA, Inc. ("ADESA") and Insurance Auto Auctions, Inc. ("IAA") business segments rose approximately 13% to 4.4 million units.

•
Net revenue was up 12% to approximately $2.6 billion.

•
Adjusted EBITDA* rose 9% to approximately $650 million.

    *
    Adjusted EBITDA is a non-GAAP measure and is defined and reconciled to the most comparable GAAP measure, net income (loss), in our Annual Report on Form 10-K for the year ended December 31, 2015 in Item 7, "Management's Discussion and Analysis of Financial Condition and Results of Operations—EBITDA and Adjusted EBITDA."
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•
Net income increased 27% from $169.3 million ($1.19 per diluted share) to $214.6 million ($1.51 per diluted share).

•
Through share buybacks and dividends, in 2015 we returned approximately $380 million to stockholders and invested approximately $253 million in our business through capital expenditures and strategic acquisitions.

•
The closing stock price of KAR's common stock rose approximately 7% from $34.65 at December 31, 2014 to $37.03 at December 31, 2015. The closing price shown below for each year is the closing price of a share of the Company's common stock on December 31.

4

Corporate Governance (pages 18-23)

We are committed to high standards of ethical and business conduct and strong corporate governance practices. This commitment is highlighted by the practices described below as well as the information contained on our website at www.karauctionservices.com on the "Investor Relations" page under the link "Corporate Governance":

Annual Elections:  Our directors are elected annually for one year terms.

Majority Voting:  We maintain a majority voting standard for uncontested director elections with a policy for directors to tender their resignation should a majority of the votes cast not be in their favor.

Director Independence:  Eight of our nine director nominees are independent, and all committees of our Board of Directors are comprised entirely of independent directors.

Executive Sessions:  Our independent directors meet in executive session at regularly scheduled Board of Directors' meetings.

Board Leadership:  We have a lead independent director who presides over executive sessions of independent directors and serves as the principal liaison between the independent directors and the Company's Chief Executive Officer and Chairman of the Board.

Board Diversity:  Twenty percent of our Board of Directors is comprised of women.

Robust Equity Ownership Requirements:  In 2015, we adopted stock ownership guidelines that are applicable to our non-employee directors. The stock ownership guideline for our non-employee directors is three times their annual base cash retainer.

Robust Equity Retention Requirement:  In 2015, we adopted an equity retention requirement that is applicable to non-employee directors. All shares of our common stock granted on and after January 1, 2014 must be held for four years after the grant while serving as a director, regardless of whether the stock ownership guideline has been met. All shares of our common stock granted on and after January 1, 2014 must be held for six months after service as a director has ended with the Company.

Board of Directors Risk Oversight:  In July 2015, the Board of Directors established a Risk Committee of the Board of Directors to assist the Board of Directors in its oversight of:

    •
    the principal business, financial, technology and operational risks and other material risks and exposures of the Company; and
    •
    the actions, activities and initiatives of the Company to mitigate such risks and exposures.

The Risk Committee provides oversight with respect to risk practices implemented by management, except for the oversight of risks that have been specifically delegated to another committee of the Board of Directors (in which case the Risk Committee may maintain oversight over such risks through the receipt of reports from such committees).

5

Executive Compensation (pages 33-67)

We maintain a compensation program structured to achieve a close connection between executive pay and Company performance. We believe that this strong pay-for-performance orientation has served us well in recent years, particularly as we've moved forward following the sale by our former equity sponsors of all of their holdings of our common stock in late 2013. For more information regarding our named executive officer compensation, see "Compensation Discussion and Analysis" and the compensation tables that follow such section.

WE DO:

✔	Pay for performance alignment: Historically, we have demonstrated close alignment between our total stockholder return (TSR) performance and the compensation of our Chief Executive Officer, as shown in the chart on page 36.	✔	Pay for performance: The equity awards granted to our named executive officers in 2015 and in 2016 are heavily performance-based, including restricted stock units that vest based on achievement of adjusted earnings per share and net income goals.
✔	Independent Compensation Committee: All of the members of our Compensation Committee are independent under NYSE rules.	✔	Maximum payout caps for annual cash incentive compensation and performance restricted stock units (PRSUs).
✔
	Moderate change-in-control benefits: Change-in-control severance benefits are two times base salary and target bonus for the CEO and one times base salary and target bonus for the other executive officers.	✔	Independent compensation consultants: In 2015, our Compensation Committee engaged Semler Brossy Consulting Group LLC as its independent compensation consultant.
✔
	Clawback of certain compensation if restatement and intentional misconduct: Our clawback policy provides for the recovery of incentive compensation in the event we are required to prepare an accounting restatement due to such executive officer's intentional misconduct.	✔
Robust equity retention requirement: In 2015, we adopted an equity retention requirement that is applicable to senior executives, including our named executive officers. Our named executive officers are required to hold 100% of net shares of Company stock received under awards granted on or after January 1, 2015 for at least 12 months after vesting, regardless of whether the stock ownership guideline has been met.
✔
Robust equity ownership requirements: In 2015, we adopted stock ownership guidelines that are applicable to senior executives, including our named executive officers. The stock ownership guideline for our CEO is five times his annual base salary.

WE DO NOT:

✘	Allow dividends or dividend equivalents to be paid on unvested PRSUs: Dividend equivalents are accrued but not paid on PRSUs until (i) the performance conditions are satisfied; and (ii) the PRSUs vest after the performance measurement period.	✘	Allow hedging of KAR securities: We prohibit the hedging of Company stock by our directors and officers.
✘	Allow pledging of KAR securities: As part of our Insider Trading Policy, we prohibit the pledging of Company stock.	✘	Provide excessive executive perquisites: We provide only a limited number of perquisites to attract talented executives and to retain our current executives.
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ELECTION OF DIRECTORS: PROPOSAL NO. 1

DIRECTORS ELECTED ANNUALLY

Our Board of Directors has nominated the nine individuals named below to stand for election to the Board of Directors at the annual meeting. Mr. Formanek, who currently serves on our Board of Directors, is not standing for re-election at the annual meeting. In connection with Mr. Formanek's retirement from the Board of Directors, the Board of Directors has approved by resolution to decrease of the size of the Board of Directors from ten directors to nine directors effective at the annual meeting. The Company's directors are elected each year by the stockholders at the annual meeting. We do not have a staggered or classified board. Each director's term will last until the 2017 annual meeting of stockholders and until such director's successor is duly elected and qualified, or such director's earlier death, resignation or removal. Each director nominee must receive the affirmative vote of a majority of the votes cast in the election of directors at the annual meeting to be elected (i.e., the number of shares voted "FOR" a director nominee must exceed the number of votes cast "AGAINST" such nominee).

DIRECTOR INDEPENDENCE

The Board of Directors is responsible for determining the independence of our directors. Under the NYSE listing standards, a director qualifies as independent if the Board of Directors affirmatively determines that the director has no material relationship with us. While the focus of the inquiry is independence from management, the Board is required to broadly consider all relevant facts and circumstances in making an independence determination. Based upon its evaluation, our Board has affirmatively determined that the following directors and director nominees meet the standards of "independence" established by the NYSE: Todd F. Bourell, Donna R. Ecton, Peter R. Formanek, Mark E. Hill, J. Mark Howell, Lynn Jolliffe, Michael T. Kestner, John P. Larson and Stephen E. Smith. James P. Hallett, our Chief Executive Officer and Chairman of the Board, is not an independent director.

BOARD NOMINATIONS AND DIRECTOR NOMINATION PROCESS

The Board of Directors is responsible for nominating members for election to the Board of Directors and for filling vacancies on the Board of Directors that may occur between the annual meetings of stockholders. The Nominating and Corporate Governance Committee is responsible for identifying, screening and recommending candidates to the Board of Directors for board membership. When formulating its Board of Directors membership recommendations, the Nominating and Corporate Governance Committee may also consider advice and recommendations from others, including stockholders, as it deems appropriate.

Board candidates also are selected based upon various criteria including experience, skills, expertise, diversity, personal and professional integrity, character, business judgment, time availability in light of other commitments, dedication, conflicts of interest and such other relevant factors that the Nominating and Corporate Governance Committee considers appropriate in the context of the needs of the Board of Directors. Board members are expected to prepare for, attend and participate in all Board of Directors and applicable committee meetings and the Company's annual meetings of stockholders.

In accordance with its charter, the Board of Directors also considers candidates for election as a director of the Company recommended by any stockholder, provided that the recommending stockholder follows the procedures set forth in Section 5 of the Company's Second Amended and Restated By-Laws for nominations by stockholders of persons to serve as directors, including the requirements of timely notice and certain information to be included in such notice. The Board of Directors generally evaluates such candidates in the same manner by which it evaluates other director candidates considered by the Board of Directors.

7

An employment agreement entered into on February 27, 2012, between the Company and James P. Hallett, the Company's CEO and Chairman of the Board, provides that Mr. Hallett shall be entitled to serve as a member of the Board of Directors for so long as the employment agreement is in effect.

DIVERSITY

The Nominating and Corporate Governance Committee and the Board of Directors believe that diversity along multiple dimensions, including opinions, skills, perspectives, personal and professional experiences and other differentiating characteristics, is an important element of its nomination recommendations. The Nominating and Corporate Governance Committee has not identified any specific minimum qualifications which must be met for a person to be considered as a candidate for director. However, Board candidates are selected based upon various criteria including experience, skills, expertise, diversity, personal and professional integrity, character, business judgment, time availability in light of other commitments, dedication, conflicts of interest and such other relevant factors that the Nominating and Corporate Governance Committee considers appropriate in the context of the needs of the Board of Directors. Although the Board of Directors does not have a formal diversity policy, the Nominating and Corporate Governance Committee and Board of Directors review these factors, including diversity, in considering candidates for board membership.

INFORMATION REGARDING THE NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

The following information is furnished with respect to each nominee for election as a director. All of the nominees are currently directors. Each of the nominees has consented to being named in this proxy statement and to serve as a director if elected. If a nominee is unavailable to serve as a director, your proxies will have the authority and discretion to vote for another nominee proposed by the Board of Directors or the Board of Directors may reduce the number of directors to be elected at the annual meeting. The ages of the nominees are as of the date of the annual meeting, June 8, 2016.

8

Todd F. Bourell

Independent Director since June 2015 Age: 46 Current Board Committee: Nominating and Corporate Governance Committee

Career Highlights

•

Managing Partner of WLJ Capital, LLC, a public equities investment firm he founded in January 2015.

•

Partner/Analyst at ValueAct Capital, LLC, a privately held hedge fund, from May 2001 to December 2014.

•

Global Industry Analyst at Wellington Management Company, a worldwide private investment management company, from September 2000 to May 2001.

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Partner/Analyst at Peak Investment L.P., a private investment firm, from July 1994 to July 1998.

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Served as ValueAct Capital, LLC's representative on the board of directors of several publicly-traded companies, including IAA from October 2003 to May 2005, now a wholly-owned subsidiary of the Company.

•

Graduate of Harvard College and the University of Pennsylvania (MBA).

Skills and Qualifications

✔	Extensive experience in finance, mergers and acquisitions and investment management, including experience in evaluating companies' strategies, operations and financial performance.
✔	Background provides perspective on institutional investors' approach to company performance, capital allocation and corporate governance.
✔	Extensive knowledge of IAA's business as a former owner (through ValueAct Capital, LLC) and board member on IAA's board of directors.
✔	Public company board experience.
9

Donna R. Ecton

Independent Director since December 2013 Age: 69 Current Board Committees: Compensation Committee (Chair) and Audit Committee

Career Highlights

•

Chairman and Chief Executive Officer of EEI Inc., a management consulting firm she founded in July 1998 to provide private equity firms with due diligence and market and operational assessments of companies being considered for acquisition, as well as turnaround management of troubled portfolio companies.

•

Director (1994 to 1998) and Chief Operating Officer (1996 to 1998) of PetsMart, Inc.

•

Chief Executive Officer of a number of companies, including Business Mail Express,  Inc. (1995 to 1996) and Van Houten North America Inc./Andes Candies Inc. (1991 to 1994).

•

Held senior corporate management positions at Nutri/System, Inc., Campbell Soup Company and Nordemann Grimm, Inc.

•

Began career in banking at Chemical Bank and Citibank N.A. in New York City, running the Upper Manhattan middle market lending business and midtown Manhattan's retail banks.

•

Previous public company board of director positions have included Mellon Bank Corporation and Mellon Bank N.A., Mellon PSFS, H&R Block, Inc., Tandy Corporation, Barnes Group Inc. and Vencor, Inc.

•

Elected to and served on the Harvard University's Board of Overseers.

•

Member of the Council on Foreign Relations in New York City.

•

Serves on the NYSE Governance Services Advisory Council.

•

Graduate of Wellesley College and the Harvard Graduate School of Business Administration (MBA).

Other Current Public Company Directorships: Director of CVR GP, LLC, the general partner of CVR Partners, LP, a nitrogen fertilizer business, since March 2008.

Other Public Company Directorships in Last Five Years: Former Director and Non-Executive Chairman of the Board of Body Central Corp. (2011 to 2014).

Skills and Qualifications

✔	More than 40 years of operational and management experience, including as a CEO, with established companies allows Ms. Ecton to provide to our Board of Directors insight into operations, marketing, finance, human resources and strategic planning.
✔	Experience in running multiple location businesses not only in the U.S., but also in Canada, the U.K. and Australia.
✔	Significant strategy and risk assessment experience developed in her roles as a management consultant and as a senior executive of multiple companies.
✔	Substantial financial experience gained in her roles as CEO, COO and other senior executive positions.
✔	Current and prior service on the board of directors of public companies, including several committee chair roles, provides additional perspective to our Board of Directors.
10

James P. Hallett

Director since April 2007 Age: 63 Chairman of the Board and Chief Executive Officer

Career Highlights

•

Chairman of the Company since December 2014 and Chief Executive Officer since September 2009.

•

Chief Executive Officer and President of ADESA from April 2007 to September 2009.

•

President of Columbus Fair Auto Auction, a large independent automobile auction located in Columbus, Ohio, from May 2005 to April 2007.

•

After selling his auctions to ADESA in 1996, Mr. Hallett held various senior executive leadership positions with ADESA between 1996 and 2005, including President and Chief Executive Officer of ADESA.

•

Founded and owned two automobile auctions in Canada from 1990 to 1996.

•

Graduate of Algonquin College.

•

Managed and then owned a number of new car franchise dealerships for 15 years.

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Winner of multiple industry awards, including NAAA Pioneer of the Year in 2008.

•

Recognized as the EY Entrepreneur of the Year 2014 National Services Award Winner and one of Northwood University's 2015 Outstanding Business Leaders.

Skills and Qualifications

✔	Committed and deeply engaged leader with over 20 years of experience in key leadership roles throughout the Company and over 35 years of experience in the industry.
✔	As Chief Executive Officer, Mr. Hallett has a thorough and in-depth understanding of the Company's business and industry, including its employees, business units, customers and investors, which provides an additional perspective to our Board of Directors.
✔	Utilizes strong communication skills to guide Board discussions and keep our Board of Directors apprised of significant developments in our business and industry; including our risk management practices, strategic planning and development.
11

Mark E. Hill

Independent Director since June 2014 Age: 60 Current Board Committees: Nominating and Corporate Governance Committee (Chair) and Risk Committee

Career Highlights

•

Managing Partner of Collina Ventures, LLC, a private investment company that invests in software and technology companies, since 2006.

•

Co-founder and Chairman of Bluelock, LLC, a privately held infrastructure as a services company, since 2006.

•

Co-Founder, President and Chief Executive Officer of Baker Hill Corporation, a banking industry software and services business, from 1985 to 2006. Baker Hill Corporation was acquired by Experian PLC, a global information solutions company, in 2005.

•

Graduate of the University of Notre Dame and Indiana University (MBA).

Other Current Public Company Directorships: Lead Independent Director of Interactive Intelligence Group, Inc., a global software business, since 2005.

Skills and Qualifications

✔	Significant executive leadership and management experience leading and owning a software and technology-based business provides our Board of Directors with expertise in technology, innovation, and strategic investments.
✔	Extensive experience as an investor and mentor to numerous early stage software and technology companies provides entrepreneurial perspective to the Board.
✔	Key leadership experience in numerous central Indiana business and community service organizations, including TechPoint, the Central Indiana Community Foundation, the Orr Fellowship and the local Teach For America board.
✔	Public company board experience, including serving as a lead independent director.
12

J. Mark Howell

Independent Director since December 2014 Age: 51 Current Board Committees: Risk Committee (Chair) and Compensation Committee

Career Highlights

•

Chief Operating Officer of Angie's List, Inc., a publicly-traded, United States-based, leading consumer web services business connecting more than three million consumers to highly-rated local service providers via its online marketplace, since March 2013.

•

President, Ingram Micro North America Mobility of Ingram Micro Inc., a technology distribution company, from 2012 to 2013.

•

President, BrightPoint Americas of BrightPoint, Inc., a distributor of mobile devices for phone companies, including Chief Operating Officer, Executive Vice President and Chief Financial Officer, from 1994 to 2012. BrightPoint, Inc. was sold to Ingram Micro Inc. in 2012.

•

Vice President and Corporate Controller of ADESA, Inc. from August 1992 to July 1994.

•

Audit Staff and Senior Staff at Ernst & Young LLP.

•

Graduate of the University of Notre Dame (BBA in Accounting).

Skills and Qualifications

✔	Extensive senior leadership experience at Internet-based and technology-driven companies provides valuable insight as an increasing amount of the Company's consigned vehicles are sold online.
✔	Provides unique, in-depth knowledge of ADESA and its industry as a former employee of ADESA.
✔	Substantial financial experience.
✔	Certified Public Accountant with experience in public accounting and public companies.
13

Lynn Jolliffe

Independent Director since June 2014 Age: 64 Current Board Committees: Audit Committee and Compensation Committee

Career Highlights

•

Chief Executive Officer of Jolliffe Solutions, Inc., providing consulting in human capital and talent management since June 2015.

•

Executive Vice President, Global Human Resources of Ingram Micro Inc., a technology distribution company, from June 2007 to June 2015.

–

Vice President, Human Resources for the North America region from October 2006 to May 2007.

–

Served as Regional Vice President, Human Resources and Services for Ingram Micro European Coordination Center from August 1999 to October 2006.

•

Served in various capacities, including Vice President and Chief Financial Officer with responsibility for human resources, at two Canadian retailers, including Holt Renfrew, from 1985 to 1999.

•

Began career at Bell Canada and then moved to Bank of Montreal.

•

Graduated from Queens University and University of Toronto (MBA).

Skills and Qualifications

✔	Extensive functional and leadership experience in finance, human resources and general management.
✔	Deep understanding of business drivers from the financial, operational and people perspective gained from experience in multiple industries across three continents.
✔	Diversity in viewpoint and international business experience as she has lived and worked in U.S., Canada and abroad.
✔	Significant experience with executive compensation decisions, strategies and policies for the acquisition and development of employee talent.
14

Michael T. Kestner

Independent Director since December 2013 Age: 62 Current Board Committees: Audit Committee (Chair) and Risk Committee

Career Highlights

•

Consultant in the building products and automotive industry since December 2015.

•

Chief Financial Officer of Building Materials Holding Corporation, a building products company, from August 2013 to December 2015.

•

Partner in FocusCFO, LLC, a consulting firm providing part-time CFO services, from April 2012 to August 2013.

•

Executive Vice President, Chief Financial Officer and a director of Hilite International, Inc., an automotive supplier of powertrain parts, from October 1998 to July 2011.

•

Chief Financial Officer of Sinter Metals, Inc., a supplier of metal power precision components, from 1995 to 1998.

•

Served in various capacities at Banc One Capital Partners, Wolfensohn Ventures LP and as a senior audit manager at KPMG LLP.

•

Graduated from Southeast Missouri State University.

Skills and Qualifications

✔	Over 20 years as a CFO provides valuable experience and perspective as Chair of the Audit Committee.
✔	Brings experience as the former CFO of a large, United States-based company which includes experience with complex capital structures and mergers and acquisitions.
✔	Extensive experience in financial analysis and financial statement preparation.
✔	Management experience in the automotive industry both domestically and internationally provides him with additional insight into financial and business matters that are important to the Company.
✔	Certified Public Accountant with experience in public accounting and public companies.
15

John P. Larson

Independent Director since June 2014 Age: 53 Lead Independent Director Current Board Committees: Compensation Committee and Risk Committee

Career Highlights

•

Chief Executive Officer of Bestop, Inc., a leading manufacturer of soft tops and accessories for Jeep vehicles, since August 2015.

•

Chief Executive Officer of Escort Inc., an automotive electronics manufacturer, from January 2008 to January 2014 and prior to that as President and Chief Operating Officer from June 2007 to January 2008.

•

Served in a number of capacities at General Motors Company from 1986 to 2007, most recently serving as General Manager overseeing operations for the Buick, Pontiac and GMC Divisions from January 2005 to May 2007 and as General Director of Finance (CFO) for U.S. Sales, Service and Marketing Operations from 2001 to 2004.

•

Led General Motors Company's used car remarketing activity from 1999 to 2000.

•

Graduated from Northern Illinois University and Purdue University (M.S., Management).

Skills and Qualifications

✔	Extensive business, management and operational experience as CEO in the automotive aftermarket and as a senior executive at one of the world's largest automakers, General Motors Company, provides him with perspective into the Company's challenges, operations, and strategic opportunities.
✔	Extensive experience in automotive remarketing, captive finance (GMAC), rental car program design and automotive dealer activities, as well as an in-depth understanding of the overall automotive business provide him a broad perspective on our industry and key customers.
✔	Extensive experience as a senior leader in corporate finance has provided him with key skills, including financial reporting, accounting and control, business planning and analysis and risk management, that are valuable to the oversight of our business.
✔	Strong communication and leadership skills allow Mr. Larson to be an effective Lead Independent Director and liaison to the other independent directors.
16

Stephen E. Smith

Independent Director since December 2013 Age: 67 Current Board Committees: Audit Committee and Nominating and Corporate Governance Committee

Career Highlights

•

Consultant in the automotive industry since October 2012.

•

Senior Vice President, Financial Services of American Honda Finance Corporation, a provider of automobile financing to purchasers, lessees and dealers, from 1985 to October 2012 (including various other positions).

•

Interim President of the California Council on Economic Education, a not-for-profit organization that provides training and educational materials to California teachers relating to economics and personal finance, from July 2013 to February 2014.

•

Graduated from California State University, Northridge.

Skills and Qualifications

✔	Over 25 years of extensive operational and management experience in the automotive industry with particular insight into the financing and leasing of vehicles.
✔	Significant expertise in building and developing consumer and commercial financial services business, utilizing strategy development, market analysis, problem solving and performance improvement.
✔	Considerable financial skill and expertise.

17

BOARD OF DIRECTORS STRUCTURE AND CORPORATE GOVERNANCE

ROLE OF THE BOARD OF DIRECTORS

The Board oversees the Company's Chief Executive Officer and other senior management in the competent and ethical operation of the Company and assures that the long-term interests of the stockholders are being served. The Company's Corporate Governance Guidelines are available on our website at www.karauctionservices.com on the "Investor Relations" page under the link "Corporate Governance." The information on our website is not part of this proxy statement and is not deemed incorporated by reference into this proxy statement or any other public filing made with the Securities and Exchange Commission (the "SEC").

BOARD LEADERSHIP

Neither the Company's Second Amended and Restated By-Laws nor the Company's Corporate Governance Guidelines requires that the Company separate the roles of Chairman of the Board and Chief Executive Officer, and the Board of Directors does not have a policy on whether the same person should serve as both the Chief Executive Officer and Chairman of the Board of Directors, or if the roles must remain separate. The Board of Directors believes that it should have the flexibility to make these determinations from time to time in the way that it believes best to provide appropriate leadership for the Company under then-existing circumstances.

At present, the Board of Directors has chosen to combine the positions of Chief Executive Officer and Chairman of the Board and to appoint a Lead Independent Director. Our Board of Directors believes that having the same person serve in the roles of Chairman of the Board and Chief Executive Officer is appropriate for the Company at this time, as it fosters clear accountability, effective decision making and alignment on corporate strategy. Meanwhile, the appointment of a Lead Independent Director ensures that the Company benefits from effective oversight by its independent directors.

In connection with the appointment of a Lead Independent Director, the Board of Directors adopted a Lead Independent Director Charter, which sets forth a clear mandate and significant authority and responsibilities, including:

Board Meetings and Executive Sessions

•

The authority to call meetings of the independent members of the Board.

•

Presides at all meetings of the Board at which the Chairman of the Board is not present, including executive sessions of the independent members of the Board.

Communications	• Serves as principal liaison on Board-wide issues between the independent directors and the Chairman and CEO and facilitates communication generally between and among directors.

Agendas	• Reviews, in consultation with the Chairman and CEO, the agenda for Board meetings.

Meeting Schedules	• Reviews, in consultation with the Chairman and CEO, the meeting schedules to assure there is sufficient time for discussion of all agenda items.
• Reviews, in consultation with the Chairman and CEO, information sent to the Board, including the quality, quantity, appropriateness and timeliness of such information.

Communicating with Stockholders	• If requested by stockholders, ensures that he or she is available, when appropriate, for consultation and direct communication.

Chairman and CEO Performance Evaluation

•

Together with the Compensation Committee of the Board, conducts an annual evaluation of the Chairman and CEO, including an annual evaluation of his or her interactions with the independent directors.

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BOARD OF DIRECTORS MEETINGS AND ATTENDANCE

The Board of Directors held 13 meetings during 2015. All of the incumbent directors attended at least 75% of the meetings of the Board of Directors and Board committees on which they served during 2015. As stated in our Corporate Governance Guidelines, each director is expected to attend all annual meetings of stockholders. All of our current directors attended last year's annual meeting of stockholders either in person or by telephone (one director attended by phone).

COMMITTEES OF THE BOARD OF DIRECTORS

In 2015, the Board of Directors maintained three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. In addition, the Board of Directors established a Risk Committee in July 2015. Each of our committees operates pursuant to a written charter. Copies of the committee charters, other than the Risk Committee Charter, are available on KAR Auction Services' website at www.karauctionservices.com on the "Investor Relations" page under the link "Corporate Governance." The information on our website is not part of this proxy statement and is not deemed incorporated by reference into this proxy statement or any other public filing made with the SEC. The following table sets forth the current membership of each committee:

Name	Audit Committee	Nominating and Corporate Governance Committee	Compensation Committee	Risk Committee
Todd F. Bourell		X
Donna R. Ecton	X		Chair
Peter R. Formanek		X
James P. Hallett*
Mark E. Hill		Chair		X
J. Mark Howell			X	Chair
Lynn Jolliffe	X		X
Michael T. Kestner	Chair			X
John P. Larson**			X	X
Stephen E. Smith	X	X

*Chief Executive Officer and Chairman of the Board
**Lead Independent Director

A description of each Board committee is set forth below.

Audit Committee

Meetings Held in 2015: Five

Primary Responsibilities:    Our Audit Committee assists the Board of Directors in its oversight of the integrity of our financial statements, our independent registered public accounting firm's qualifications and independence and the performance of our independent registered public accounting firm. The Audit Committee reviews the audit plans and findings of our independent registered public accounting firm and our internal audit team and tracks management's corrective action plans where necessary; reviews our financial statements, including any significant financial items and changes in accounting policies or practices, with our senior management and independent registered public accounting firm; reviews our financial risk and control procedures, compliance programs and significant tax, legal and regulatory matters; and has the sole discretion to appoint annually our independent registered public accounting firm, evaluate its independence and performance and set clear hiring policies for employees or former employees of the independent registered public accounting firm.

Independence:    Each of Messrs. Kestner and Smith and Mmes. Ecton and Jolliffe is "financially literate" under the rules of the NYSE, and each of Mr. Kestner and Ms. Ecton has been designated as an "audit committee financial expert" as that term is defined by the SEC. In addition, the Board of Directors has determined that each of the current members of the Audit Committee meets the standards of "independence"

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established by the NYSE and is "independent" under the independence standards for audit committee members adopted by the SEC.

Committee Composition Following the Annual Meeting:    Following the annual meeting, we expect that the Audit Committee will be comprised of Donna R. Ecton, J. Mark Howell, Michael T. Kestner and Stephen E. Smith, with Mr. Kestner serving as the Chairman. Mr. Howell has been designated as an "audit committee financial expert" as that term is defined by the SEC.

Compensation Committee

Meetings Held in 2015: Eight

Primary Responsibilities:    The Compensation Committee reviews and recommends policies relating to compensation and benefits of our officers and employees. The Compensation Committee reviews and approves corporate goals and objectives relevant to the compensation of our Chief Executive Officer and other executive officers, evaluates the performance of these officers in light of those goals and objectives, and approves the compensation of these officers based on such evaluations. The Compensation Committee also administers the issuance of equity and other awards under our equity plans.

Independence:    All of the current members of the Compensation Committee are independent under the NYSE rules (including the enhanced independence requirements for Compensation Committee members).

Committee Composition Following the Annual Meeting:    Following the annual meeting, we expect that the Compensation Committee will be comprised of Todd F. Bourell, Donna R. Ecton, Lynn Jolliffe and John P. Larson, with Ms. Ecton serving as the Chairman.

Nominating and Corporate Governance Committee

Meetings Held in 2015: Four

Primary Responsibilities:    The Nominating and Corporate Governance Committee is responsible for making recommendations to the Board of Directors regarding candidates for directorships and the size and composition of the Board of Directors. In addition, the Nominating and Corporate Governance Committee is responsible for overseeing our Corporate Governance Guidelines and reporting and making recommendations to the Board of Directors concerning governance matters.

Independence:    All of the current and former members of the Nominating and Corporate Governance Committee are, or were during their tenure on the committee, independent under the NYSE rules.

Committee Composition Following the Annual Meeting:    Following the annual meeting, we expect that the Nominating and Corporate Governance Committee will be comprised of Todd F. Bourell, Mark E. Hill, Lynn Jolliffe and Stephen E. Smith, with Mr. Hill serving as the Chairman.

Risk Committee

Meetings Held in 2015: One

Primary Responsibilities:    The Risk Committee was established in July 2015. The Risk Committee assists the Board of Directors in its oversight of (i) the principal business, financial, technology and operational risks, and other material risks and exposures of the Company and (ii) the actions, activities and initiatives of the Company to mitigate such risks and exposures. The Risk Committee also provides oversight for matters specifically relating to cyber security and other risks related to information technology systems and procedures.

Independence:    All of the current members of the Risk Committee are independent under the NYSE rules.

Committee Composition Following the Annual Meeting:    Following the annual meeting, we expect that the Risk Committee will continue to be comprised of Mark E. Hill, J. Mark Howell, John P. Larson and Michael T. Kestner, with Mr. Howell serving as the Chairman.

20

BOARD OF DIRECTORS' RISK OVERSIGHT

Our management is responsible for the management and assessment of risk at the Company, including communication of the most material risks to the Board of Directors and its committees. Oversight of risks to the Company is carried out by the Board of Directors as a whole and by each of its various committees. In July 2015, the Board of Directors formed a new Risk Committee which provides oversight with respect to risk practices implemented by management, except for the oversight of risks that have been specifically delegated to another committee of the Board of Directors. Even when the oversight of a specific area of risk has been delegated to another committee, the Risk Committee may maintain oversight over such risks through the receipt of reports from the committee chairpersons to the Risk Committee. The Board of Directors maintains oversight over such risks through the receipt of reports from the chairperson of the Risk Committee and from the other committees at each regularly scheduled Board of Directors meeting. The Risk Committee and other committee reviews occur principally through the receipt of regular reports from management on these areas of risk, and discussions with management regarding risk assessment and risk management.

At its regularly scheduled meetings, the Board of Directors generally receives a number of reports which include information relating to risks faced by the Company. The Company's Chief Financial Officer provides a report on the Company's results of operations, its liquidity position, including an analysis of prospective sources and uses of funds, and the implications to the Company's debt covenants and credit rating, if any. The Chief Executive Officer of each primary business unit provides an operational report, which includes information relating to strategic, operational and competitive risks. Finally, the Company's General Counsel provides a privileged report which provides information regarding the status of the Company's material litigation and related matters, if any, including environmental updates and the Company's continuing compliance with applicable laws and regulations. At each regularly scheduled Board of Directors meeting, the Board of Directors also receives reports from the Risk Committee chairperson as well as other committee chairpersons, which may include a discussion of risks initially overseen by the committees for discussion and input from the Board of Directors. As noted above, in addition to these regular reports, the Risk Committee receives reports on specific areas of risk such as regulatory, cyclical or other risks and reports to the Board of Directors on these matters.

The Board of Directors' leadership structure, through its committees, also supports its role in risk oversight. The Audit Committee maintains initial oversight over risks related to the integrity of the Company's financial statements; internal controls over financial reporting and disclosure controls and procedures (including the performance of the Company's internal audit function); the performance of the independent registered public accounting firm; and oversees the Company's responses to ethics issues arising from the Company's whistleblower hotline. The Company's Compensation Committee maintains oversight over risks related to the Company's compensation practices. The Nominating and Corporate Governance Committee monitors potential risks relating to the effectiveness of the Board of Directors, notably director succession, composition of the Board of Directors and the principal policies that guide the Company's governance. The Risk Committee maintains oversight over risks generally and specifically with respect to cyber security and information technology systems and procedures.

21

CORPORATE GOVERNANCE DOCUMENTS

The Board of Directors has adopted the following corporate governance documents:

Document	Purpose/Application
Code of Business Conduct and Ethics	Applies to all of the Company's employees, officers and directors, including those officers responsible for financial reporting.
Code of Ethics for Principal Executive and Senior Financial Officers	Applies to the Company's principal executive officer, principal financial and accounting officer and such other persons who are designated by the Board of Directors.
Corporate Governance Guidelines	Contains general principles regarding the functions of the Board of Directors and its committees.
Committee Charters	Applies to the following Board committees, as applicable: Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Risk Committee.
Lead Independent Director Charter	Sets forth a clear mandate and significant authority and responsibilities for the Lead Independent Director.

We expect that any amendments to the codes of ethics, or any waivers of their requirements for executive officers and directors, will be disclosed on the Company's website. The foregoing documents are available at www.karauctionservices.com on the "Investor Relations" page under the "Corporate Governance" link and in print to any stockholder who requests them. Requests should be made to KAR Auction Services, Inc., Investor Relations, 13085 Hamilton Crossing Boulevard, Carmel, Indiana 46032. The information on our website is not part of this proxy statement and is not deemed incorporated by reference into this proxy statement or any other public filing made with the SEC.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During the fiscal year ended December 31, 2015, Messrs. Formanek, Howell and Larson and Mmes. Ecton and Jolliffe served as members of the Compensation Committee. None of our executive officers serve as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or our Compensation Committee. None of the individuals serving as members of the Compensation Committee during 2015 are now or were previously an officer or employee of the Company, other than Mr. Howell who served as the Vice President and Corporate Controller of ADESA, Inc. from August 1992 to July 1994. Our Board has affirmatively determined that Mr. Howell meets the standards of "independence" established by the NYSE.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Any interested parties desiring to communicate with the Chairman of the Board of Directors or any of the independent directors regarding the Company may directly contact such directors by delivering such correspondence to the Company's General Counsel at KAR Auction Services, Inc., 13085 Hamilton Crossing Boulevard, Carmel, Indiana 46032.

The Audit Committee of the Board of Directors has established procedures for employees, stockholders and others to submit confidential and anonymous reports regarding accounting, internal accounting controls, auditing or any other matters.

22

EXECUTIVE SESSIONS

The independent directors of the Company meet in executive session at every regularly scheduled Board of Directors meetings. The Company's Corporate Governance Guidelines state that the Chairman of the Board of Directors, if an independent director, or the Lead Independent Director shall preside at such executive sessions, or in such director's absence, another independent director designated by the Chairman of the Board of Directors or the Lead Independent Director, as applicable, shall preside at such executive sessions. Currently, Mr. Larson, our Lead Independent Director, presides at the executive sessions of our independent directors.

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DIRECTOR COMPENSATION

We use a combination of cash and stock-based incentive compensation to attract and retain independent, qualified candidates to serve on the Board of Directors. The Board of Directors makes all director compensation determinations after considering the recommendations of the Nominating and Corporate Governance Committee. For 2015, the Nominating and Corporate Governance Committee retained Semler Brossy as its independent compensation consultant.

In setting director compensation, we consider market comparison studies and other data obtained from Semler Brossy, the responsibilities of directors generally including committee chairs, the significant amount of time that directors expend in fulfilling their duties, and the skill level we require of members of our Board of Directors. Directors who also serve as employees of the Company do not receive payment for services as directors.

CASH AND STOCK RETAINERS

Directors who served for the entirety of 2015 received:

Components of Director Compensation Program For 2015 Service	Value of Cash Payment/Award	Form of Payment

Annual Cash Retainer(1)	$75,000	Cash; May elect to receive annual cash retainer in common stock
Annual Stock Retainer(2)	$100,000	Restricted Stock
Lead Independent Director Retainer	$30,000	Cash
Audit and Compensation Committee Chair Fee(3)	$20,000	Cash
Nominating and Corporate Governance Committee Chair Fee	$10,000	Cash
Risk Committee Chair Fee(4)	—	Cash

(1)
One-fourth of the annual cash retainer is paid at the end of each quarter, provided that the director served as a director in such fiscal quarter. The annual cash retainer has been increased to $85,000 for 2016.

(2)
Pursuant to our Policy on Granting Equity Awards, unless specifically provided otherwise by the Compensation Committee or the Board of Directors, annual grants for directors are effective on the date of the annual meeting at which the director was elected or re-elected. One-fourth of the annual restricted stock grant vests quarterly following the date of the grant. The number of shares of our common stock received is based on the value of the shares on the date of the restricted stock grant. The annual stock retainer has been increased to $115,000 for 2016.

(3)
The Chairman of the Compensation Committee's cash retainer was increased to $20,000 effective July 29, 2015.

(4)
For 2016, the Chairman of our Risk Committee will receive a cash retainer of $10,000.

All of our directors are reimbursed for reasonable expenses incurred in connection with attending Board of Directors meetings, committee meetings and Board education events.

For any director who started after the beginning of the year, became a Committee Chair after the beginning of the year or retired during the year, relevant compensation was prorated according to the number of months during which he or she served in that position during that year.

DIRECTORS DEFERRED COMPENSATION PLAN

Our Board of Directors adopted the KAR Auction Services, Inc. Directors Deferred Compensation Plan (the "Director Deferred Compensation Plan") in December 2009. Pursuant to the terms of the Director Deferred

24

Compensation Plan, each non-employee director may elect to defer the receipt of his or her cash director fees into a pre-tax interest-bearing deferred compensation account, which account accrues interest as described in the Director Deferred Compensation Plan. Amounts under the Director Deferred Compensation Plan may also be invested in the same investment choices as are available under our 401(k) plan. Directors also may choose to receive all or a portion of their annual stock retainer in the form of a deferred share account. The plan provides that the amount of cash in a director's deferred cash account, plus a number of shares of common stock equal to the number of shares in the director's deferred share account, will be delivered to a director in installments over a specified period or within 60 days following the date of the director's departure from the Board of Directors, with cash being paid in lieu of any fractional shares.

DIRECTOR STOCK OWNERSHIP AND HOLDING GUIDELINES

The Company's non-employee directors are subject to the Company's director stock ownership and holding guidelines. The stock holding guideline requires each non-employee director to hold any shares of the Company's common stock granted after January 1, 2014 for at least four years, subject to certain exceptions approved by the Nominating and Corporate Governance Committee. All shares granted on and after January 1, 2014 must be held for six months after service as a director has ended with the Company.

The stock ownership guidelines, which were adopted in 2015, require each non-employee director to own a minimum of three times his or her annual cash retainer amount in shares of Company stock.

DIRECTOR COMPENSATION PAID IN 2015

The following table provides information regarding the compensation paid to our non-employee directors.

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	Total
Ryan M. Birtwell(3)	$35,961	—	$35,961
Todd F. Bourell(4)	$43,269	$100,031	$143,300
Donna R. Ecton(5)	$89,926	$100,031	$189,957
Peter R. Formanek(6)	$78,062	$100,031	$178,093
Mark E. Hill(7)	$80,769	$100,031	$180,800
J. Mark Howell	$75,000	$143,884	$218,884
Lynn Jolliffe	$75,000	$100,031	$175,031
Michael T. Kestner	$95,000	$100,031	$195,031
John P. Larson(8)	$105,000	$100,031	$205,031
Stephen E. Smith	$75,000	$100,031	$175,031

(1)
The amounts represent the $75,000 annual cash retainer paid to each non-employee director, plus an additional $20,000 paid to the Chairman of the Audit Committee, $15,000 paid to the Chairman of the Compensation Committee (effective July 29, 2015, the retainer was increased to $20,000) and $10,000 paid to the Chairman of the Nominating and Corporate Governance Committee. Amounts are prorated to reflect partial years of service on the Board of Directors. Pursuant to the Director Deferred Compensation Plan, Mr. Kestner and Ms. Jolliffe elected to defer 100% of their annual cash retainer in a deferred account.

(2)
The amounts represent the aggregate grant date fair value, computed in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718 ("ASC 718"), of shares of restricted stock awarded to each non-employee director as an annual stock retainer. All non-employee directors received 2,620 shares of restricted stock as an annual stock retainer in June 2015. Pursuant to the Director Deferred Compensation Plan, Messrs. Bourell, Hill, Howell, Kestner, Larson and Smith and Mmes. Ecton and Jolliffe each elected to receive 100% of his or her annual stock retainer in a deferred share account. Mr. Howell deferred a grant of 1,270 shares ($43,853) on January 2, 2015 which he received as a pro-rata grant as he was appointed to the Board effective as of December 31, 2014.
25

(3)
Mr. Birtwell was a director for the period June 12, 2013 to June 3, 2015 and he served as the Chairman of the Nominating and Corporate Governance Committee from December 13, 2013 to June 3, 2015.

(4)
Mr. Bourell was elected to the Board of Directors effective as of June 3, 2015.

(5)
Ms. Ecton became the Chairman of the Compensation Committee effective as of March 13, 2015.

(6)
Mr. Formanek is not standing for re-election at the annual meeting. Mr. Formanek elected to receive his annual cash retainer in shares of the Company's common stock. Mr. Formanek was the Chairman of the Compensation Committee from June 10, 2014 to March 12, 2015.

(7)
Mr. Hill became the Chairman of the Nominating and Corporate Governance Committee effective as of June 3, 2015.

(8)
Mr. Larson was elected Lead Independent Director effective as of January 1, 2015.

Mr. Hallett was not entitled to receive any fees or other compensation for serving as a member of our Board of Directors because he was employed by the Company.

OUTSTANDING DIRECTOR RESTRICTED STOCK AWARDS

The following table sets forth information regarding the number of unvested shares of our common stock held by each non-employee director as of December 31, 2015:

Name	Unvested Shares of Common Stock	Deferred Phantom Shares and Dividend Equivalents(1)
Todd F. Bourell	1,328	2,658
Donna R. Ecton	1,328	7,747
Peter R. Formanek	1,328	—
Mark E. Hill	1,328	5,978
J. Mark Howell	1,328	3,957
Lynn Jolliffe	1,328	5,978
Michael T. Kestner	1,328	6,041
John P. Larson	1,328	5,978
Stephen E. Smith	1,328	7,747

(1)
This number represents phantom stock and dividend equivalents which are deferred in each director's account pursuant to the Director Deferred Compensation Plan. These shares will be settled for shares of KAR common stock on a one-for-one basis.
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BENEFICIAL OWNERSHIP OF THE COMPANY'S COMMON STOCK

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of April 13, 2016 of: (1) each person or entity who owns of record or beneficially 5% or more of any class of the Company's voting securities of which 137,300,457 shares of common stock were outstanding as of April 13, 2016; (2) each of our directors, director nominees and named executive officers; and (3) all of our directors, director nominees and executive officers as a group. Beneficial ownership is determined in accordance with the rules of the SEC. To our knowledge, each stockholder will have sole voting and investment power with respect to the shares indicated as beneficially owned, unless otherwise indicated in a footnote to the following table. The percentage calculations below are based on 137,300,457 shares of common stock outstanding as of April 13, 2016 rather than the percentages set forth in any stockholders' Schedule 13D and Schedule 13G filings. Unless otherwise indicated in a footnote, the business address of each person is our corporate address, c/o KAR Auction Services, Inc. 13085 Hamilton Crossing Boulevard, Carmel, Indiana 46032.

	Shares Beneficially Owned
Name of Beneficial Owner	Number of Shares(1)	Percent of Class(2)
5% BENEFICIAL OWNERS
Wells Fargo & Company(3)	8,986,848	6.5%
The Vanguard Group(4)	9,307,797	6.8
NAMED EXECUTIVE OFFICERS, DIRECTORS AND DIRECTOR NOMINEES
Todd F. Bourell	2,871	*
Donna R. Ecton	8,039	*
Peter R. Formanek	38,984	*
Donald S. Gottwald(5)	166,039	*
James P. Hallett(5)	251,601	*
Mark E. Hill	19,743	*
J. Mark Howell	4,190	*
Lynn Jolliffe	6,242	*
Michael T. Kestner	11,378	*
John Kett(5)	102,695	*
John P. Larson	6,243	*
Eric M. Loughmiller(5)	63,457	*
Stephen E. Smith	8,038	*
Stéphane St-Hilaire(5)	152,286	*
Executive officers, directors and director nominees as a group 22 persons(6)	1,764,382	1.3%

*
Less than one percent
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(1)
The number of shares includes shares of common stock subject to vesting requirements and options exercisable within 60 days of April 13, 2016.

(2)
Shares subject to options exercisable within 60 days of April 13, 2016 are considered outstanding for the purpose of determining the percent of the class held by the holder of such option, but not for the purpose of computing the percentage held by others.

(3)
Based solely on information disclosed in a Schedule 13G filed by Wells Fargo & Company on January 29, 2016. According to this Schedule 13G, Wells Fargo & Company has the sole voting power and sole dispositive power with respect to 267,438 shares, shared voting power with respect to 8,168,434 shares and shared dispositive power with respect to 8,986,848 shares.

(4)
Based solely on information disclosed in a Schedule 13G/A filed by The Vanguard Group on February 10, 2016. According to this Schedule 13G/A, The Vanguard Group has sole voting power with respect to 100,461 shares, sole dispositive power with respect to 9,208,636 shares, shared voting power with respect to 7,300 shares and shared dispositive power with respect to 99,161 shares. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(5)
Includes the following shares of common stock issuable pursuant to options that are exercisable within 60 days of April 13, 2016: Mr. Gottwald, 165,000; Mr. Hallett, 247,202; Mr. Kett, 85,246; Mr. Loughmiller, 48,602; Mr. St-Hilaire, 151,565.

(6)
Includes an aggregate of 1,524,582 shares of common stock issuable pursuant to options that are exercisable within 60 days of April 13, 2016.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires KAR Auction Services' directors and executive officers and persons who own more than 10% of the issued and outstanding shares of the Company's common stock to file reports of initial ownership of common stock and other equity securities and subsequent changes in that ownership with the SEC and the NYSE. Based solely on a review of such reports and written representations from the directors and executive officers, the Company believes that all such filing requirements were met during 2015.

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AMENDMENT AND RESTATEMENT OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION: PROPOSAL NO. 2

PROPOSAL

The Board of Directors has approved an amendment and restatement of our Amended and Restated Certificate of Incorporation to provide that the Company's stockholders may remove any director from office, with or without cause, and other ministerial changes. The full text of the proposed Second Amended and Restated Certificate of Incorporation is included as Annex I hereto and has been marked to show changes from the current Amended and Restated Certificate of Incorporation.

Removal of Directors With or Without Cause

Article Fifth, Section (d) of the Company's Amended and Restated Certificate of Incorporation currently provides that the Company's stockholders may remove directors from office only for cause. The Delaware General Corporation Law, as applicable to corporations without a classified Board of Directors, requires that stockholders be afforded the right to remove directors from office with or without cause. The proposed amendment to the Company's Amended and Restated Certificate of Incorporation is intended to conform the Company's Amended and Restated Certificate of Incorporation to the requirements of Delaware law.

Ministerial Changes

The Company's Amended and Restated Certificate of Incorporation contains a number of references to the Company's former private equity sponsors and a completed stock split that are no longer applicable to the Company. The Second Amended and Restated Certificate of Incorporation will delete these erroneous references and include the re-numbering and lettering of remaining provisions. We do not believe that any of these ministerial changes would materially affect the rights or preferences of our stockholders. We believe that these changes are advisable in order to simplify the Amended and Restated Certificate of Incorporation for our stockholders, directors, officers, employees, agents and advisors.

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RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM: PROPOSAL NO. 3

PROPOSAL

The Audit Committee has appointed KPMG LLP ("KPMG") to serve as the Company's independent registered public accounting firm for its fiscal year ending December 31, 2016. The Audit Committee and the Board of Directors seek to have the stockholders ratify the Audit Committee's appointment of KPMG, which has served as the Company's independent registered public accounting firm since 2006. Although the Company is not required to seek stockholder approval of this appointment, the Board of Directors believes it to be sound corporate governance to do so. If the appointment of KPMG is not ratified by the stockholders, the Audit Committee will consider the vote of the Company's stockholders and may appoint another independent registered public accounting firm or may decide to maintain its appointment of KPMG. Ratification of the appointment of our independent registered public accounting firm requires the affirmative vote of the majority of shares present in person or represented by proxy at the annual meeting and entitled to vote.

Representatives of KPMG will be present at the annual meeting and will have the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions.

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REPORT OF THE AUDIT COMMITTEE

The Audit Committee is composed of four independent directors, each of whom satisfies the independence requirement of Rule 10A-3 under the Securities Exchange Act of 1934, as amended. The Audit Committee oversees our financial reporting process on behalf of the Board of Directors and serves as the primary communication link between the Board of Directors as the representative of our stockholders, the independent auditors, KPMG LLP and our internal auditors. Our management has the primary responsibility for financial statements and the reporting process, including the systems of internal control and for assessing the effectiveness of internal control over financial reporting. The Audit Committee meets with the Company's Chief Financial Officer, the Company's Vice President of Internal Audit and representatives of KPMG, in regular and separate, executive sessions, to discuss the audited consolidated financial statements, the evaluations of the Company's internal controls and the overall quality of the Company's financial reporting and compliance programs.

In fulfilling its responsibilities during the fiscal year, the Audit Committee reviewed with management the consolidated financial statements and related financial statement disclosures included in our Quarterly Reports on Form 10-Q and the audited consolidated financial statements and related financial statement disclosures included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015. Also, the Audit Committee reviewed with the independent auditors their judgments as to both the quality and the acceptability of our accounting policies. The Audit Committee's review with the independent auditors included a discussion of other matters required under Auditing Standards promulgated by the Public Company Accounting Oversight Board ("PCAOB"), including PCAOB Auditing Standard No. 16, Communications with Audit Committees. The Audit Committee received the written disclosures from the independent auditors required by the PCAOB Rule Nos. 3524 and 3526 regarding communications with the Audit Committee concerning independence and has discussed those disclosures with the independent auditors. The Audit Committee has also reviewed non-audit services performed by KPMG and considered whether KPMG's provision of non-audit services was compatible with maintaining its independence from the Company.

The Audit Committee discussed with our internal auditors and independent auditors the overall scope and plans for their respective audits and reviewed our plans for compliance with management certification requirements pursuant to Section 404 of the Sarbanes-Oxley Act of 2002. The Audit Committee met with the internal auditors and independent auditors, with and without management present, to discuss the results of the auditors' examinations, their evaluations of our internal controls, including a review of the disclosure control process, and the overall quality of our financial reporting. Management represented to the Audit Committee that the Company's consolidated audited financial statements as of and for the fiscal year ended December 31, 2015 were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the audited consolidated financial statements with management and the independent auditors. The Audit Committee, or the Chairman of the Audit Committee, also pre-approved all audit and non-audit services provided by the independent auditors during and relating to fiscal year 2015. In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

The Audit Committee evaluates the performance of the independent auditors each year and determines whether to re-engage the current independent auditors or consider other audit firms. In doing so, the Audit Committee considers the quality and efficiency of the services provided by the independent auditors, along with the independent auditor's capabilities, technical expertise, and knowledge of our operations and industry. In addition, the Audit Committee reviews with our Chief Financial Officer and our Vice President of Internal Audit, the overall audit scope and plans, the results of internal and external audit examinations, evaluations by management and the independent auditors of our internal control over financial reporting and the quality of our financial reporting and the ability of the independent auditors to remain independent. Based on these evaluations, the Audit Committee decided to engage KPMG LLP as our independent auditors for fiscal year 2016. Although the Audit Committee has the sole authority to appoint the independent auditors, the Audit

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Committee has continued its long-standing practice of recommending that the Board ask our stockholders to ratify the appointment of the independent auditors at our annual meeting of stockholders.

The Audit Committee

Michael T. Kestner (Chairman)
Donna R. Ecton
Lynn Jolliffe
Stephen E. Smith

FEES PAID TO KPMG LLP

The following table sets forth the aggregate fees charged to KAR Auction Services by KPMG for audit services rendered in connection with the audit of our consolidated financial statements and reports for 2015 and 2014 and for other services rendered during 2015 and 2014 to KAR Auction Services and its subsidiaries, as well as all out-of-pocket costs incurred in connection with these services:

Fee Category	2015	2014
Audit Fees(1)	$2,359,561	$2,148,000
Audit-Related Fees(2)	33,000	32,500
Tax Fees(3)	248,615	96,035
All Other Fees(4)	160,432	70,471

Total Fees	$2,801,608	$2,347,006

(1)
Audit Fees: Consists of fees for professional services rendered for the audit of our consolidated financial statements, review of the interim condensed consolidated financial statements included in the Company's quarterly reports, the audit of our internal control over financial reporting and services that are normally provided by independent registered public accounting firms in connection with statutory and regulatory filings or engagements, and attest services, except those not required by statute or regulation.

(2)
Audit-Related Fees: Consists principally of professional services rendered in connection with the audit of our 401(k) benefit plan. Also includes professional services rendered with respect to our registration statement filed on Form S-8 and with respect to AFC's consolidating report.

(3)
Tax Fees: Consists of fees for various tax planning projects.

(4)
All Other Fees: Consists principally of fees for professional services rendered with respect to SOC 1 readiness assessments and reporting. Also includes a license to use KPMG's accounting research software.

POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

KAR Auction Services' independent registered public accounting firm fee pre-approval policy provides for an annual process through which the Audit Committee evaluates the nature and scope of the audit prior to the commencement of the audit. The Audit Committee also evaluates audit-related, tax and other services that are proposed, along with the anticipated cost of such services. The Audit Committee reviews schedules of specific services to be provided. If other services are provided outside of this annual process, under the policy they may be (i) pre-approved by the Audit Committee at a regularly scheduled meeting; or (ii) pre-approved by the Chairman of the Audit Committee, acting between meetings and reporting back to the Audit Committee at the next scheduled meeting. All audit, audit-related, tax services and all other fees described above were approved by the Audit Committee or the Chairman of the Audit Committee before such services were rendered.

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COMPENSATION DISCUSSION AND ANALYSIS

OVERVIEW

The following discussion and analysis of our compensation program for named executive officers should be read in conjunction with the tables and text elsewhere in this proxy statement that describe the compensation awarded and paid to the named executive officers.

Named Executive Officers

Our named executive officers for the last completed fiscal year were (i) our chief executive officer; (ii) our chief financial officer; and (iii) each of the three other most highly compensated executive officers who were serving as executive officers at the end of the last completed fiscal year. Our named executive officers are:

Jim Hallett, Chief Executive Officer and Chairman of the Board of KAR Auction Services;

Eric Loughmiller, Executive Vice President and Chief Financial Officer of KAR Auction Services;

Don Gottwald, Chief Operating Officer of KAR Auction Services;

Stéphane St-Hilaire, Chief Executive Officer and President of ADESA; and

John Kett, Chief Executive Officer and President of IAA.

This CD&A is organized into the following six sections:

Executive Summary (page 34)

Compensation Philosophy and Objectives (page 38)

The Role of the Compensation Committee and the Executive Officers in Determining Executive Compensation (page 38)

Elements Used to Achieve Compensation Philosophy and Objectives (page 40)

Compensation Policies and Other Information (page 49)

Results of Say on Pay Votes at 2014 Annual Meeting (page 51)

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EXECUTIVE SUMMARY

Business Highlights

For the year ended December 31, 2015, KAR Auction Services again delivered solid growth in volume of total vehicles sold, revenues, adjusted EBITDA and adjusted net income. Specific highlights for fiscal 2015 included:

•
Total vehicles sold by our ADESA and IAA business segments rose approximately 13% to 4.4 million units.

•
Net revenue was up 12% to approximately $2.6 billion.

•
Adjusted EBITDA* rose 9% to approximately $650 million.

  *
  Adjusted EBITDA is a non-GAAP measure and is defined and reconciled to the most comparable GAAP measure, net income (loss), in our Annual Report on Form 10-K for the year ended December 31, 2015 in Item 7, "Management's Discussion and Analysis of Financial Condition and Results of Operations—EBITDA and Adjusted EBITDA."
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•
Net income increased 27% from $169.3 million ($1.19 per diluted share) to $214.6 million ($1.51 per diluted share).

•
Through share buybacks and dividends, in 2015 we returned approximately $380 million to stockholders and invested approximately $253 million in our business through capital expenditures and strategic acquisitions.

•
The closing stock price of KAR's common stock rose approximately 7% from $34.65 at December 31, 2014 to $37.03 at December 31, 2015. The closing price shown below for each year is the closing price of a share of the Company's common stock on December 31.

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We maintain a compensation program structured to achieve a close connection between executive pay and company performance. We believe that this strong pay-for-performance orientation has served us well in recent years, particularly as we've moved forward following the sale by our former equity sponsors of all of their holdings of our common stock in late 2013.

WE DO:

✓
Pay for performance alignment:  Historically, we have demonstrated close alignment between our total stockholder return (TSR) performance and the compensation of our Chief Executive Officer, as shown in the chart below.

5-year Pay Alignment Chart

Fiscal Year	2010 YE	2011	2012	2013	2014	2015

CEO Pay ($000)		$1,475	$1,414	$5,994	$4,808	$4,824

Indexed TSR	100	97.83	148.15	223.66	270.86	297.96

✓
Independent Compensation Committee:  All of the members of our Compensation Committee are independent under NYSE rules.

✓
Independent compensation consultant:  In 2015, our Compensation Committee engaged Semler Brossy as its independent compensation consultant.

✓
Pay for performance:  The equity awards granted to our named executive officers in 2015 and in 2016 are heavily performance-based, including restricted stock units that vest based on achievement of adjusted earnings per share and net income goals.

✓
Maximum payout caps for annual cash incentive compensation and PRSUs.

✓
Clawback of certain compensation if restatement and intentional misconduct:  Our clawback policy provides for the recovery of incentive compensation in the event we are required to prepare an accounting restatement due to such executive officer's intentional misconduct.

✓
Moderate change-in-control benefits:  Change-in-control severance benefits are two times base salary and target bonus for the CEO and one times base salary and target bonus for the other executive officers.
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✓
Robust equity ownership requirements:  In 2015, we adopted stock ownership guidelines that are applicable to senior executives, including our named executive officers. The stock ownership guideline for our CEO is five times his annual base salary.

✓
Robust equity retention requirement:  In 2015, we adopted an equity retention requirement that is applicable to senior executives, including our named executive officers. Our named executive officers are required to hold 100% of net shares of Company stock received under awards granted on or after January 1, 2015 for at least 12 months after vesting, regardless of whether the stock ownership guideline has been met.

WE DO NOT:

✘
Allow dividends or dividend equivalents to be paid on unvested PRSUs:  Dividend equivalents are accrued but not paid on PRSUs until (i) the performance conditions are satisfied; and (ii) the PRSUs vest after the performance measurement period.

✘
Allow hedging of KAR securities:  We prohibit the hedging of Company stock by our directors and officers.

✘
Allow pledging of KAR securities:  As part of our Insider Trading Policy, we prohibit the pledging of Company stock.

✘
Provide excessive executive perquisites.  We provide only a limited number of perquisites to attract talented executives and to retain our current executives.
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COMPENSATION PHILOSOPHY AND OBJECTIVES

We design and administer our executive pay programs to help ensure the compensation of our named executive officers is (i) closely aligned with our performance on both a short-term and long-term basis; (ii) linked to specific, measurable results intended to create value for stockholders; and (iii) competitive in attracting and retaining key executive talent into the vehicle remarketing and auto finance industry. Each of the compensation programs that we have developed and implemented is intended to satisfy one or more of the following specific objectives:

    •
    align the interests of our executive officers with the interests of our stockholders so that our executive officers manage from the perspective of owners with an equity stake in the Company;

    •
    motivate and focus our executive officers through incentive compensation programs directly tied to our financial results;

    •
    support a one-company culture and encourage synergies among all business units by aligning rewards with long-term, overall Company performance and stockholder value;

    •
    provide a significant percentage of total compensation through variable pay based on pre-established, measurable goals and objectives;

    •
    provide competitive upside opportunity without encouraging excessive risk-taking;

    •
    enhance our ability to attract and retain skilled and experienced executive officers; and

    •
    provide rewards commensurate with performance and with competitive market practices.

THE ROLE OF THE COMPENSATION COMMITTEE AND THE EXECUTIVE OFFICERS IN DETERMINING EXECUTIVE COMPENSATION

Composition of the Compensation Committee.    The Compensation Committee of our Board of Directors is comprised of Mmes. Ecton (Chairman) and Jolliffe and Messrs. Howell and Larson.

Role of the Compensation Committee.    The Compensation Committee has primary responsibility for all compensation decisions relating to our named executive officers. The Compensation Committee reviews the aggregate level of our executive compensation, as well as the mix of elements used to compensate our named executive officers on an annual basis.

Compensation Committee's Use of Market and Survey Data.    In light of the unique mix of businesses that comprise KAR Auction Services and the lack of directly comparable public companies, the Compensation Committee has traditionally not adopted a specific peer group of companies for the purpose of formally benchmarking compensation. The Compensation Committee understands that most companies consider pay levels at comparably-sized, peer companies when setting named executive officer compensation levels. Knowing this practice, the Compensation Committee has attempted to develop a meaningful peer group for the Company, with help from its independent compensation consultant; however, the Committee has historically stopped short of a formal peer group, in part due to the unique combination of our three separate business segments.

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In order to confirm competitiveness of compensation, the Compensation Committee reviews survey data and proxy compensation data of other comparably-sized companies. Prior to 2015, the Compensation Committee had not set compensation levels by reference to competitive market data using any specific target percentiles within such data. Beginning in late 2015, the Compensation Committee began using a combination of (i) survey data (cuts from the 2015 Aon Hewitt and Mercer general industry and service industry surveys); and (ii) proxy compensation data of a "proxy comparator group" more formally in setting and adjusting base salary levels for 2016. In light of the lack of comparable companies for KAR's business, as noted above, companies in the proxy comparator group were selected based on (i) a focus on service-oriented industries; (ii) comparable revenue and market capitalization levels (KAR represents the 41st and 53rd percentiles, respectively, within the selected proxy comparator group on these measures); (iii) comparable growth, profitability and/or market valuation profiles; and (iv) the avoidance of over-representing any one industry. Where possible, the Compensation Committee included companies that are in related or similar industries to the Company. The proxy comparator group used in late 2015 consisted of the following 30 companies:

Allison Transmission Holdings, Inc.	Kansas City Southern	Steelcase, Inc.
AOL, Inc.	Kirby Corp.	Stericycle, Inc.
Cintas Corp.	Landstar System, Inc.	Teradata Corp.
Comerica, Inc.	LKQ Corp.	Tetra Tech, Inc.
Copart, Inc.	MSC Industrial Direct Co., Inc.	Total System Services, Inc.
Equifax, Inc.	Old Dominion Freight Line, Inc.	Trimble Navigation Ltd.
GATX Corp.	Plexus Corp.	Vantiv, Inc.
Heartland Payment Systems, Inc.	Ritchie Bros. Auctioneers, Inc.	Waste Connections, Inc.
HNI Corp.	Solera Holdings, Inc.	Werner Enterprises, Inc.
Itron, Inc.	Springleaf Holdings, Inc.	Westinghouse Air Brake Technologies Corp.

The Compensation Committee viewed the proxy comparator group and market data as an important guide, but not as the sole determinant in making its decisions regarding 2016 base salary levels. The Compensation Committee also considered experience and tenure, sustained performance and specific requirements of roles relative to market.

Role of the Independent Compensation Consultant.    The Compensation Committee used Semler Brossy as its independent compensation consultant in 2015. During 2015, Semler Brossy provided (i) advice to the Compensation Committee with respect to the assessment of the Company's executive compensation practices; (ii) advice regarding the evaluation of long-term incentive compensation practices; (iii) advice and guidance regarding the design of new long-term equity awards; (iv) advice regarding related compensation matters; (v) advice to the Compensation Committee with respect to annual and long-term incentive plan design; and (vi) guidance on the competitiveness of the executive officers' elements of compensation.

The Compensation Committee has reviewed the independence of Semler Brossy in light of SEC rules and NYSE listing standards regarding compensation consultants and has concluded that the work of Semler Brossy for the Compensation Committee does not raise any conflict of interest. All work performed by Semler Brossy is subject to review and approval of the Compensation Committee.

Role of the Executive Officers.    Mr. Hallett regularly participates in meetings of the Compensation Committee at which compensation actions involving our named executive officers are discussed. Mr. Hallett assists the Compensation Committee by making recommendations regarding compensation actions relating to the executive officers other than himself. Mr. Hallett recuses himself and does not participate in any portion of any meeting of the Compensation Committee at which his compensation is discussed.

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ELEMENTS USED TO ACHIEVE COMPENSATION PHILOSOPHY AND OBJECTIVES

Elements of 2015 Executive Compensation Program Design

The following table lists the elements of compensation for our 2015 executive compensation program. The program uses a mix of fixed and variable compensation elements and provides alignment with both short- and long-term business goals through annual and long-term incentives. Our incentives are designed to drive overall corporate performance and business unit strategies that correlate to stockholder value and align with our strategic vision. In order to confirm competitiveness of compensation, the Compensation Committee reviews survey data and proxy compensation data of other companies.

	Element	Key Characteristics	Why We Pay This Element	How We Determine Amount	2015 Decisions

Fixed	Base salary	Fixed compensation component payable in cash. Reviewed annually and adjusted when appropriate.	Reward the NEOs for their past performance and facilitate the attraction and retention of a skilled and experienced executive management team.	Individual performance, experience, job scope, tenure and review of competitive pay practices.	One named executive officer received a salary increase in 2015. See page 42.

Variable	Annual cash incentive awards	Variable compensation component payable in cash based on performance against annually established targets.	Motivate and reward the successful achievement of pre-determined financial objectives at the Company.	Individual performance, experience, job scope and review of competitive pay practices. Based on achievement of 2015 Adjusted EBITDA.	Strong performance resulted in 114% of target for the CEO and an average of 115% of target for the other named executive officers. See page 45.

Performance restricted stock units (PRSUs)	PRSUs vest at the end of a three-year performance period. See pages 46 for the retention requirements for PRSUs.	Motivate and reward executives for performance on key long-term measures. Align the interests of executives with long-term stockholder value and serve to retain executive talent.	Target awards based on individual's ability to impact future results, job scope, individual performance and review of competitive pay practices.

Earned awards based on Cumulative Adjusted Net Income Per Share performance through December 31, 2017.

PRSU awards made up 75% of the value of the aggregate long-term incentives granted to the named executive officers in 2015.

The Compensation Committee granted PRSUs to all of the named executive officers in 2015. See pages 46 to 47.

Restricted stock units (RSUs)	RSUs vest ratably on each of the first three anniversaries of the grant date subject to the named executive officer's continued employment with the Company, provided that the Company achieves $100 million in adjusted net income in its 2015 fiscal year, as reported by the Company (which condition was satisfied).	Align the interests of executives with long-term stockholder value and serve to retain executive talent.	Awards based on individual's ability to impact future results, job scope, individual performance and review of competitive pay practices.

RSU awards made up 25% of the value of the aggregate long-term incentives granted to the named executive officers in 2015.

The Compensation Committee granted RSUs to all of the named executive officers in 2015. See page 46.

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Compensation Structure and Goal Setting

Our executive compensation program is designed to deliver compensation in accordance with corporate and business unit performance with a large percentage of compensation at risk through long-term equity awards and annual cash incentive awards. These awards are linked to actual performance, consistent with our belief that a significant amount of executive compensation should be in the form of equity and that a greater percentage of compensation should be tied to performance for executives who bear higher levels of responsibility for our performance. The mix of target direct compensation for 2015 for our CEO and the average of our other named executives is shown in the charts below. Approximately 80% of our CEO's total compensation, and approximately 70% of the average total compensation of our other named executive officers, is at-risk, consisting of stock options and other performance-based incentives. As we move away from historical incentive programs developed in large part by our former equity sponsors, the Compensation Committee continues to refine the elements, mix of awards and performance goals in our incentive compensation program, while ensuring that a large portion of our named executive officers' compensation is performance-based.

CEO

41

Other NEO Average Compensation

Base Salary

General.    Annual salary levels for our named executive officers are based upon various factors, including the amount and relative percentage of total compensation that is derived from base salary when setting the compensation of our executive officers, individual performance, experience, job scope and tenure. In view of the wide variety of factors considered by the Compensation Committee in connection with determining the base salary of each of our named executive officers, the Compensation Committee has not attempted to rank or otherwise assign relative weights to the factors that it considers. A description of how these factors were applied in 2015 is described below.

Base Salaries for 2015.    In late 2014 and the first quarter of 2015, the Compensation Committee reviewed the base salaries of each of our named executive officers for 2015. After considering multiple factors, the Compensation Committee approved a base salary adjustment only for Mr. Loughmiller. The Compensation Committee did not approve base salary adjustments for Messrs. Hallett, St-Hilaire, Kett or Gottwald because the Compensation Committee determined that their base salaries were already set at competitive levels. The following base salaries were in effect for 2015:

Name	Base Salary	Increase %	Effective Date	Why Was Increase Approved?
Jim Hallett	$900,000	0%	January 1, 2014	N/A.
Eric Loughmiller	$450,000	1.7%	January 1, 2015	Increase based upon review of competitive pay practices.
Don Gottwald	$550,000	0%	January 1, 2014	N/A.
Stéphane St-Hilaire	$450,000	0%	January 1, 2014	N/A.
John Kett	$450,000	0%	January 1, 2014	N/A.
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Base Salaries for 2016.    In late 2015, the Compensation Committee reviewed the base salaries of each of our named executive officers for 2016. After considering multiple factors, including, without limitation, the performance of the Company, the contribution of each named executive officer and review of competitive pay practices, the Compensation Committee approved the following base salaries effective January 1, 2016:

Name	Base Salary	Increase %
Jim Hallett	$900,000	0%
Eric Loughmiller	$450,000	0%
Don Gottwald	$566,500	3%
Stéphane St-Hilaire	$459,000	2%
John Kett	$463,500	3%

The Compensation Committee did not approve base salary adjustments for Messrs. Hallett or Loughmiller because the Compensation Committee determined that their base salaries were already set at competitive levels. In order to confirm competitiveness of compensation, the Compensation Committee reviews survey data and proxy compensation data of other companies.

Annual Cash Incentive Programs

General.    Generally, named executive officers with greater job responsibilities have a significant proportion of their annual cash compensation tied to Company performance through their annual incentive opportunity.

The KAR Auction Services, Inc. Annual Incentive Program.    Under the KAR Auction Services, Inc. Annual Incentive Program (the "Annual Incentive Program"), which is part of the Omnibus Plan, the grant of cash-based awards to eligible participants is contingent upon the achievement of certain corporate performance goals as determined by the Compensation Committee.

    Use of 2015 Adjusted EBITDA

In 2015, the Compensation Committee used "2015 Adjusted EBITDA" for KAR Auction Services, ADESA and IAA, depending upon the named executive officer, as the measure of the Annual Incentive Program.

"Adjusted EBITDA" is equal to EBITDA (earnings before interest expense, income taxes, depreciation and amortization) adjusted to exclude among other things:

    •
    gains and losses from asset sales;
    •
    unrealized foreign currency translation gains and losses in respect of indebtedness;
    •
    certain non-recurring gains and losses;
    •
    stock based compensation expense;
    •
    certain other non-cash amounts included in the determination of net income;
    •
    charges and revenue reductions resulting from purchase accounting;
    •
    minority interest;
    •
    expenses associated with the consolidation of salvage operations;
    •
    consulting expenses incurred for cost reduction, operating restructuring and business improvement efforts;
    •
    expenses realized upon the termination of employees and the termination or cancellation of leases, software licenses or other contracts in connection with the operational restructuring and business improvement efforts;
    •
    expenses incurred in connection with permitted acquisitions;
    •
    any impairment charges or write-offs of intangibles; and
    •
    any extraordinary, unusual or non-recurring charges, expenses or losses.
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Using these measures, the Compensation Committee establishes, on an annual basis, specific targets that determine the size of payouts under the incentive plan. In 2015, the annual incentive opportunity for each named executive officer was as follows:

Name	KAR Auction Services	ADESA	IAA
Jim Hallett	Annual incentive award based 100% on performance of KAR Auction Services	—	—
Eric Loughmiller	Annual incentive award based 100% on performance of KAR Auction Services	—	—
Don Gottwald	Annual incentive award based 100% on performance of KAR Auction Services	—	—
Stéphane St-Hilaire	Annual incentive award based 50% on performance of KAR Auction Services	Annual incentive award based 50% on performance of ADESA	—
John Kett	Annual incentive award based 50% on performance of KAR Auction Services	—	Annual incentive award based 50% on performance of IAA

The amount to be earned by our named executive officers under the Annual Incentive Program is determined by multiplying each officer's target opportunity by the Business Performance Factor as shown below:

    Performance Targets for the Annual Incentive Program

The Compensation Committee analyzes financial measures and determines the level of performance required to receive threshold, target and superior annual incentive payouts. The Compensation Committee established the performance objectives in amounts which it believes would increase stockholder value and which it believed would be achievable given a sustained effort on the part of the named executive officers and which would require increasingly greater effort to achieve the target and superior objectives. The Compensation Committee may increase or decrease the performance targets and the potential payouts at each performance target if, in the discretion of the Compensation Committee, the circumstances warrant such an adjustment. In 2015, the Compensation Committee did not increase or decrease the performance targets or the payouts of any 2015 annual incentive program payout.

2015 Performance Targets.    The chart which follows provides the 2015 Adjusted EBITDA performance targets established by the Compensation Committee for 2015 as well as the actual level of performance achieved (dollars in millions):

	Threshold	Target	Superior	Achieved Results	Percentage of Target Achieved
KAR Auction Services	$592.9	$641.0	$673.0	$649.8	101.4%
ADESA*	$270.1	$292.0	$321.2	$316.2	108.3%
IAA	$245.1	$265.0	$291.5	$265.1	100.0%

*ADESA's performance targets and achieved results (in the above chart) are used for bonus purposes only and include certain technology expenses recorded in "holding company" expenses. ADESA's reported Adjusted

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EBITDA for the year ended December 31, 2015 was $328.6 million and did not include such technology expenses recorded in "holding company" expenses.

2015 Annual Incentive Opportunities.    Under the Annual Incentive Program, threshold performance objectives must be met in order for any payout to occur. Payouts can range from 50% of target awards for performance at threshold up to a maximum of 150% of target awards for superior performance or no payout if performance is below threshold. The following table shows the annual incentive opportunities for our named executive officers for 2015:

		Bonus Opportunity			Bonus Goal Weighting %
					2015 Adjusted EBITDA
		Threshold % of Base Salary	Target % of Base Salary	Superior % of Base Salary
Name	Base Salary				KAR Auction Services	ADESA	IAA
Jim Hallett	$900,000	50	100	150	100
Eric Loughmiller	$450,000	37.5	75	112.5	100
Don Gottwald	$550,000	50	100	150	100
Stéphane St-Hilaire	$450,000	50	100	150	50	50
John Kett	$450,000	50	100	150	50		50

Because KAR Auction Services, ADESA and IAA each achieved at least the threshold level of performance, each of our named executive officers was eligible to receive an award under the Annual Incentive Program for 2015, which are set forth in the Summary Compensation Table (page 53). Based on the Company's performance during 2015, and the accompanying payout percentages for the different performance goals set forth above, our named executive officers earned the following percentages and corresponding payout amounts of their target annual incentive awards:

Name	Percentage of Target Annual Incentive Award Earned	2015 Payout
Jim Hallett	113.7%	$1,023,613
Eric Loughmiller	113.7%	$383,855
Don Gottwald	113.7%	$625,541
Stéphane St-Hilaire(1)	122.9%	$553,145
John Kett	106.9%	$481,030

(1)
Mr. St-Hilaire's 2015 annual incentive award was computed partially in Canadian dollars and partially in U.S. dollars due to his mid-year move from our Canadian payroll to our U.S. payroll. The Canadian portion of the award was $235,663 CDN, and the U.S. portion of the award was $382,855. Using an exchange rate of .7226 as of December 31, 2015, the Canadian portion of Mr. St-Hilaire's award was converted to $170,290, for a total payout of $553,145.

Long-Term Incentive Opportunities

The Company provides long-term incentive compensation opportunities in the form of performance-based restricted stock units ("PRSUs") and restricted stock units, and previously had provided performance-based stock options and service-based stock options, each as described below.

2015 Long-Term Incentive Awards.    As previously disclosed, on February 20, 2015, the Compensation Committee granted PRSUs and restricted stock units ("RSUs") under its long-term incentive program to the Company's named executive officers, as described in the table below. The Company did not grant any stock options to its named executive officers in 2015. Awards were based on the individual's ability to impact future results, job scope, individual performance and a review of competitive pay practices. Mr. Loughmiller's 2015 award was enhanced for retentive purposes due to the fact that Mr. Loughmiller did not have any equity grants that carried forward following the sale by our former equity sponsors of all of their holdings of our common

45

stock in late 2013. The aggregate target award value for each named executive officer was allocated such that 75% of the value was in the form of PRSUs and 25% of the value was in the form of RSUs.

Name	Target PRSUs (Cumulative Adjusted Net Income Per Share Goal)	Value of Target Shares at Grant	RSUs	Value of RSUs at Grant
Jim Hallett	57,879	$2,142,681	19,293	$714,227
Eric Loughmiller	26,796	$991,988	8,932	$330,663
Don Gottwald	14,738	$545,601	4,913	$181,879
Stéphane St-Hilaire	9,647	$357,132	3,216	$119,056
John Kett	9,647	$357,132	3,216	$119,056

    2015 Performance-Based RSU Awards

The PRSUs will vest if and to the extent that the Company's "Cumulative Adjusted Net Income Per Share" exceeds certain levels over the three-year period beginning on January 1, 2015. "Cumulative Adjusted Net Income Per Share" means the sum of the Company's Adjusted Net Income Per Share for the three fiscal years in the measurement period beginning on January 1, 2015 and ending on December 31, 2017.

"Adjusted Net Income Per Share" for a fiscal year is calculated by dividing Adjusted Net Income by the weighted average diluted common shares outstanding per year. "Adjusted Net Income" for a fiscal year is equal to the Company's net income as reported in the Form 10-K filed by the Company with respect to such fiscal year, adjusted to (i) exclude gains/losses from certain nonrecurring and unbudgeted capital transactions, including debt prepayment, debt refinancing and similar items; (ii) exclude depreciation and amortization expenses resulting from the revaluation of certain assets at the time of the 2007 merger consistent with the Company's calculation of its reported adjusted net income; (iii) exclude certain expenses incurred in connection with stock-based compensation related to the 2007 merger consistent with the Company's calculation of its reported adjusted net income; (iv) exclude acquisition contingent consideration; (v) exclude the impact of significant acts of God or other events outside of the Company's control that may affect the overall economic environment; and (vi) exclude significant asset impairments.

The amount of the target PRSUs actually earned and paid (on a 1-for-1 basis) in shares of common stock in a lump sum following the performance period will be: 0% for below threshold performance, 50% for threshold performance, 100% for target performance and up to 200% for achieving the maximum performance level. Linear interpolation will be used to calculate the percentage of target PRSUs earned and paid (on a 1-for-1 basis) if performance falls between the threshold and maximum levels.

    2015 Time-Based RSU Awards

The RSUs will vest and convert into shares of common stock of the Company on a 1-for-1 basis on each of the first three anniversaries of the grant date, subject to the named executive officer's continued employment with the Company through each such anniversary, provided that the Company has achieved $100 million in adjusted net income in its 2015 fiscal year (as reported in the Form 10-K filed by the Company with respect to such fiscal year, and which condition was satisfied).

Prior Years' Awards.

    2014 Stock Option and Performance-Based RSU Awards

As previously disclosed, on February 27, 2014, the Compensation Committee approved the grant of PRSUs and stock options to certain of the Company's named executive officers which remain outstanding, the amounts of which are disclosed in the "Outstanding Equity Awards" table below to the extent they remain outstanding.

The stock options have an exercise price of $30.89 per share and vest in equal 25% increments on the first four anniversaries of the grant date, subject to the executive's continued employment with the Company through each such anniversary.

46

Fifty percent of the PRSUs vest on the third anniversary of the grant date if and to the extent that the Company's total stockholder return relative to that of companies within the S&P 500 Index exceeds certain levels (identified below) over the three-year period beginning on the grant date.

Total Stockholder Return Percentile Rank vs. S&P 500 During the Measurement Period	Number of PRSUs Vesting
Below Threshold:
Below 40th percentile	0% of Target
Threshold:
40th percentile	50% of Target
Target:
65th percentile	100% of Target
Maximum:
Greater than or equal to 85th percentile	200% of Target

The remaining 50% of the PRSUs vest if and to the extent that the Company's Cumulative Adjusted Net Income Per Share (as described above with respect to the 2015 PRSUs) exceeds certain levels over the three-year period beginning on January 1, 2014 and ending on December 31, 2016.

    2013 Performance-Based RSU Awards

As previously disclosed, on December 13, 2013, the Compensation Committee approved the grant of PRSUs to certain of the Company's named executive officers which, as applicable, are disclosed in the "Outstanding Equity Awards" table.

The PRSUs vest on the third anniversary of the grant date if and to the extent that the Company's total stockholder return relative to that of companies within the S&P 500 Index exceeds the levels described in the table above with respect to the 2014 PRSUs (earned based on total stockholder return) over the three-year period beginning on the grant date.

    Legacy Long-Term Incentive Awards

Certain service options and performance-based exit options were granted to our named executive officers under the KAR Auction Services, Inc. Stock Incentive Plan ("Stock Incentive Plan"), which was in effect prior to our initial public offering, and later under the Omnibus Plan, which was initially adopted on December 10, 2009.

Grants under the Stock Incentive Plan and the March 1, 2010 grant under the Omnibus Plan were structured as follows:

    •
    one-fourth of the total amount of each option grant to our named executive officers were service options, which vested in four equal annual installments on each of the first four anniversaries of the grant date and continue to function as an employee retention tool after vesting by rewarding continued service; and

    •
    the remaining three-fourths of the amount of each option grant were performance-based exit options, which reward employees' efforts toward increasing the value of the Company and also serve as a retention tool because grantees generally are required to remain employed to benefit from the increase in the value of the Company. Grants after March 1, 2010 and prior to our former equity owners' exit were 100% service options and were granted under the Omnibus Plan.

Together, these awards aligned the interests of our named executive officers and other employees with the interests of our stockholders, who benefited from both the retention of a skilled management team and an increase in the value of the Company.

47

    Performance-Based Option Vesting

The performance-based exit options vested and became exercisable in four tranches contingent upon the closing price of the shares of common stock of the Company exceeding the threshold levels of $20.00, $25.00, $30.00 or $35.00 for 20 consecutive trading days. The exit options included in the first tranche (the exit options associated with the $20.00 threshold level) became fully vested in March 2013, the exit options included in the second tranche (the exit options associated with the $25.00 threshold level) became fully vested in August 2013, the exit options included in the third tranche (the exit options associated with the $30.00 threshold level) became fully vested in March 2014 and the exit options included in the fourth tranche (the exit options associated with the $35.00 threshold level) became fully vested in March 2015, upon achieving the applicable vesting criteria.

Plans under which Long-Term Incentive Awards are Granted.    The Company currently grants long-term incentive awards under the Omnibus Plan and formerly granted awards under the Stock Incentive Plan.

    Omnibus Plan

Our Board of Directors initially adopted the Omnibus Plan on December 10, 2009, as amended. Under the Omnibus Plan, participants are eligible to receive options, restricted stock, restricted stock units, SARs, other stock-based awards or cash-based awards as determined by the Compensation Committee.

    Stock Incentive Plan

The Stock Incentive Plan was in effect prior to our initial public offering and was subsequently frozen as of December 10, 2009. No further awards have been issued under this plan.

Retirement, Health and Welfare Benefits

We offer a variety of health and welfare and retirement programs to all eligible employees, including our named executive officers. As with all Company employees, our named executive officers are eligible to receive 401(k) employer matching contributions equal to 100% of the first 4% of compensation contributed by the named executive officer or, in the case of Mr. St-Hilaire (prior to his move in 2015 onto our U.S. payroll), deferred profit sharing employer matching contributions of up to $2,500 (employer matches 100% of first $1,500 contributed by the named executive officer and 50% of the next $2,000 contributed by the named executive officer, subject to a cap equal to 6% of compensation) under the Group Registered Retirement Savings Plan ("GRRSP"). The health and welfare programs are intended to protect employees against catastrophic loss and encourage a healthy lifestyle. Our health and welfare programs include medical, dental, vision, pharmacy, life insurance, disability and accidental death and disability. We also provide travel insurance to all employees who travel for business purposes.

Perquisites

In general, the Compensation Committee believes that the provision of a certain level of perquisites and other personal benefits to the named executive officers is reasonable and consistent with the objective of facilitating and allowing us to attract and retain highly qualified executive officers. The perquisites which are currently available to certain of our named executive officers include an automobile allowance or use of a Company-owned automobile, an allowance for executive physicals and Company-paid group term life insurance premiums. Please see footnote 4 to the Summary Compensation Table for more information regarding perquisites.

48

COMPENSATION POLICIES AND OTHER INFORMATION

Employment and Severance Agreements

The Compensation Committee recognizes that, from time to time, it is appropriate to enter into agreements with our executive officers to ensure that we continue to retain their services and to promote stability and continuity within the Company. All of our named executive officers have an employment agreement with KAR Auction Services or one of its subsidiaries. A description of these agreements can be found in the section titled "Potential Payments Upon Termination or Change in Control—Employment Agreements with Named Executive Officers."

Tax and Accounting Considerations

Employment Agreements.    Section 280G of the Internal Revenue Code ("Section 280G") and related provisions impose substantial excise taxes under Section 4999 of the Code on so-called "excess parachute payments" payable to certain named executive officers upon a change in control and results in the loss of the compensation deduction for such payments by the Company.

Mr. Hallett's employment agreement, which became effective as of February 27, 2012, provides for a potential "gross-up payment" in the event that such excise taxes result from any excess parachute payments. Mr. Hallett's employment agreement provides that in the event that any payment or benefit under such agreement in connection with Mr. Hallett's employment or termination of employment is or becomes subject to an excise tax under Code Section 4999, then the Company will make a cash payment to Mr. Hallett, which, after the imposition of all income, employment, excise and other taxes thereon as well as any penalty and interest assessments associated therewith, will be sufficient to place Mr. Hallett in the same after-tax position as he would have been in had such excise tax not been applied. However, in the event that a reduction of the total payments to Mr. Hallett would avoid the application of the excise tax, then the total payments will be reduced to the extent necessary to avoid the excise tax, but in no event by more than 10% of the original amount of the total payments.

None of the employment agreements entered into with Messrs. Loughmiller, Gottwald, St-Hilaire and Kett contain excise tax gross-up provisions.

Omnibus Plan.    Certain awards under the Omnibus Plan are designed so that they may comply with the performance-based compensation exception to the $1,000,000 per person annual deductibility limit under Section 162(m) applicable to Covered Employees. Though tax deductibility is one of many factors considered by the Compensation Committee when determining executive compensation, the Compensation Committee retains the discretion to award compensation that exceeds or does not qualify for the Section 162(m) deductibility limit. For example, in seeking to tie executive pay to company performance in a meaningful way, the Compensation Committee may make decisions in designing and approving pay programs that are not driven by tax consequences to the Company.

Accounting for Stock-Based Compensation.    We account for stock-based compensation in accordance with the requirements of ASC 718.

Clawback Policy for Financial Restatements.    The Company's clawback policy provides for the recovery of incentive compensation in the event the Company is required to prepare an accounting restatement due to any current or former executive officer's intentional misconduct. In such an event, the executive officer would be required to repay to the Company the excess amount of incentive compensation received under the inaccurate financial statement. The Company intends to revise this policy as needed to comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act when such requirements become effective.

49

Insider Trading Policy

Our insider trading policy expressly prohibits:

    •
    ownership of margin securities;

    •
    trading in options, warrants, puts and calls or similar instruments on the Company's securities; or

    •
    selling the Company's securities "short."

We also prohibit officers, directors and employees from:

    •
    pledging the Company's securities as collateral for loans; and

    •
    purchasing or selling the Company's securities while in possession of material, non-public information, or otherwise using such information for their personal benefit.

Our executives and directors are permitted to enter into trading plans that are intended to comply with the requirements of Rule 10b5-1 of the Securities Exchange Act of 1934 so that they can prudently diversify their asset portfolios and exercise their stock options before their scheduled expiration dates.

Anti-Hedging Policy

In addition to the Company's existing anti-pledging of Company stock policy, the Company adopted a formal anti-hedging of Company stock policy in 2014. This policy prohibits our officers and directors from engaging in certain forms of hedging or monetization transactions with respect to the Company's stock, such as prepaid variable forward contracts, equity swaps, collars and exchange funds.

Stock Ownership and Stock Holding Guidelines

In 2015, we adopted the following stock ownership guidelines which are applicable to our named executive officers.

Title	Stock Ownership Guideline
CEO	5 times annual base salary
Other Named Executive Officers	3 times annual base salary

The named executive officers must hold 100% of net shares of Company stock received under awards granted on or after January 1, 2015 until the applicable ownership guideline is met. In addition, our named executive officers are required to hold 100% of net shares of Company stock received under awards granted on or after January 1, 2015 for at least 12 months after vesting, regardless of whether the stock ownership guideline has been met.

The Company's non-employee directors are subject to the Company's director stock ownership and holding guidelines. The stock holding guideline requires each non-employee director to hold any shares of the Company's common stock granted after January 1, 2014 for at least four years, subject to certain exceptions approved by the Compensation Committee. The stock ownership guideline, which was adopted in 2015, requires each non-employee director to own a minimum of three times his or her annual cash retainer amount in shares of Company stock.

50

RESULTS OF SAY ON PAY VOTES AT 2014 ANNUAL MEETING

At the Company's 2014 annual meeting of stockholders, the Company held a non-binding stockholder vote on executive compensation (commonly referred to as "Say on Pay"). At the meeting, excluding broker non-votes, over 95% of the votes on the matter were cast to approve the Company's executive compensation programs, less than 4% of the votes were cast against, and less than 1% abstained from voting.

The Compensation Committee considered the results of the vote, including the appropriateness of the compensation philosophy and objectives, the role of the Compensation Committee and executive officers in setting compensation, the elements used to achieve the compensation philosophy and objectives and the levels of compensation provided to the named executive officers. Following its review, the Compensation Committee decided to retain the Company's general approach to executive compensation in 2014 and 2015, in part due to the significant majority of stockholders that voted to approve the Company's executive compensation programs at the 2014 annual meeting of stockholders.

Previously, at the Company's 2011 annual meeting of stockholders, the Company held a non-binding stockholder vote at the meeting on whether to hold a Say on Pay vote every one, two or three years. Approximately 12% of the votes on the matter were cast in favor of holding a vote every year, less than one-tenth of 1% were cast in favor of holding a vote every two years, approximately 86% were cast in favor of holding a vote every three years and approximately 2% abstained or constituted a broker non-vote. In line with the results of the vote, the Company will present a Say on Pay vote every three years, the next of which will occur at the Company's 2017 annual meeting of stockholders.

COMPENSATION COMMITTEE REPORT

The Compensation Committee, which was chaired by Peter R. Formanek from June 2014 to March 2015 and by Donna R. Ecton from March 2015 to present, has reviewed the Compensation Discussion and Analysis for executive compensation for 2015 and discussed that analysis with management. Based on its review and discussions with management, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement. This report is submitted by Donna R. Ecton, J. Mark Howell, Lynn Jolliffe and John P. Larson, being all current members of the Compensation Committee, and Peter R. Formanek, who was the Chairman of the Compensation Committee for a portion of 2015.

Compensation Committee

Donna R. Ecton (Chairman)
Peter R. Formanek
J. Mark Howell
Lynn Jolliffe
John P. Larson

51

ANALYSIS OF RISK IN THE COMPANY'S COMPENSATION STRUCTURE

The Compensation Committee considers the potential risks in our business when designing and administering the Company's pay program, and the Compensation Committee believes its balanced approach to performance measurement and pay delivery works to avoid misaligned incentives for individuals to undertake excessive or inappropriate risk. Further, program administration is subject to considerable internal controls, and when determining the principal outcomes—performance assessments and pay decisions—the Compensation Committee relies on principles of sound governance and good business judgment. As part of its responsibilities to annually review all incentive compensation and equity-based plans, and evaluate whether the compensation arrangements of the Company's employees incentivize unnecessary and excessive risk-taking, the Compensation Committee evaluated the risk profile of all of the Company's compensation policies and practices for 2015.

In its evaluation, the Compensation Committee reviewed the Company's employee compensation structures and noted numerous design elements that manage and mitigate risk without diminishing the incentive nature of the compensation. There is a balanced mix between cash and equity and annual and longer-term incentives. In addition, annual incentive awards and long-term incentive awards granted to executives are tied to corporate performance goals, including Adjusted EBITDA, TSR and Cumulative Adjusted Net Income Per Share. These metrics encourage performance that supports the business as a whole. The executive annual incentive awards include a maximum payout opportunity equal to 150% of target. Our executives are also expected to meet share ownership guidelines in order to align the executives' interests with those of our stockholders. Also, the Company's clawback policy permits the Company to recover incentive compensation paid to an executive officer if the compensation resulted from any financial result or metric impacted by the executive officer's misconduct or fraud. This policy helps to discourage inappropriate risks, as executives will be held accountable for misconduct which is harmful to the Company's financial and reputational health.

The Compensation Committee also reviewed the Company's compensation programs for certain design features that may have the potential to encourage excessive risk-taking, including: over-weighting towards annual incentives, highly leveraged payout curves, unreasonable thresholds and steep payout cliffs at certain performance levels that may encourage short-term business decisions to meet payout thresholds. The Compensation Committee concluded that the Company's compensation programs (i) do not include such elements; or (ii) have implemented features, steps and controls that are designed to limit risks of our compensation arrangements. In light of these analyses, the Compensation Committee concluded that the Company has a balanced pay and performance program that does not encourage excessive risk-taking that is reasonably likely to have a material adverse effect on the Company.

52

SUMMARY COMPENSATION TABLE FOR 2015

The table below contains information concerning the compensation of our (i) chief executive officer; (ii) chief financial officer; and (iii) each of the three other most highly compensated executive officers who were serving as executive officers as of December 31, 2015.

Name and Principal Position	Year	Salary	Stock Awards(1)	Option Awards(2)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation(4)	Total
Jim Hallett,	2015	$900,000	$2,856,908	—	$1,023,613	$43,420	$4,823,941

CEO and Chairman	2014	$900,000	$1,477,796	$1,283,066	$1,106,118	$41,340	$4,808,320

	2013	$832,320	$4,407,271	—	$711,164	$43,399	$5,994,154
Eric Loughmiller,	2015	$450,000	$1,322,651	—	$383,855	$37,456	$2,193,962

EVP and CFO	2014	$442,534	$738,898	$641,546	$407,913	$32,026	$2,262,917

	2013	$433,857	$2,203,652	—	$278,027	$12,270	$2,927,806
Don Gottwald,	2015	$550,000	$727,480	—	$625,541	$31,385	$1,934,406

Chief Operating	2014	$523,388	—	—	$617,391	$29,750	$1,170,529

Officer	2013	$424,483	—	—	$430,638	$29,358	$884,479
Stéphane St-Hilaire,(5)	2015	$447,937	$476,188	—	$553,145	$80,059	$1,557,323

CEO and President	2014	$434,363	$295,582	$256,634	$456,113	$93,051	$1,535,743

of ADESA
John Kett,(6)	2015	$450,000	$476,188	—	$481,030	$33,620	$1,440,838

CEO and President
of IAA

(1)
The amounts reported in this column for 2015 represent the grant date fair value of PRSUs and RSUs granted on February 20, 2015, computed in accordance with ASC 718. See Note 4 to our financial statements for 2015 regarding the assumptions made in determining the grant date fair value. The maximum award that can be earned at the end of the performance period if maximum performance is achieved with respect to the 2015 PRSU awards, based on the grant date value of our common stock, is as follows: Mr. Hallett – $4,285,361; Mr. Loughmiller – $1,983,976; Mr. Gottwald – $1,091,202; Mr. St-Hilaire – $714,264; and Mr. Kett – $714,264.

(2)
The amounts reported in this column represent the grant date fair value computed in accordance with ASC 718. See Note 4 to our financial statements for 2015 regarding the assumptions made in determining the grant date fair value.

(3)
The amount reported is equal to the amount paid to the named executive officer under the Annual Incentive Program, which is governed by the Omnibus Plan.

(4)
The amounts reported for 2015 consist of the following:

•
Automobile allowance: Mr. Hallett – $25,000; Mr. Gottwald – $18,000; Mr. Kett – $18,000.

•
Cost of providing Company car: Mr. Loughmiller – $19,885; Mr. St-Hilaire – $37,835.

•
401(k) or GRRSP matching contributions: Mr. Hallett – $10,600; Mr. Loughmiller – $10,600; Mr. Gottwald – $10,600; Mr. St-Hilaire – $873; Mr. Kett – $10,600.

•
Company-paid group term life insurance premiums: Mr. Hallett – $5,940; Mr. Loughmiller – $3,870; Mr. Gottwald – $1,350; Mr. St-Hilaire – $1,033; Mr. Kett – $2,070.

•
Relocation and tax assistance: Mr. St-Hilaire – $40,318.

•
Executive physicals: Mr. Hallett – $1,880; Mr. Loughmiller – $3,101; Mr. Gottwald – $1,435; Mr. Kett – $2,950.
53

(5)
Mr. St-Hilaire's amounts are denominated in U.S. dollars, but his salary from January 1, 2015 through April 24, 2015 was earned in Canadian dollars. Mr. St-Hilaire's USD$450,000 annual salary was converted to CDN$522,648 using an exchange rate of 1.1614 as of January 2, 2015. From January 1, 2015 through April 24, 2015, he earned CDN$188,762 of his annual salary. After April 24, 2015, Mr. St-Hilaire moved to the U.S. and was paid the rest of his annual salary in the amount of USD$311,538. To sum the two currencies, the Company converted Mt. St-Hilaire's Canadian-paid salary to USD$136,399 using an exchange rate of .7226 as of December 31, 2015, resulting in USD$447,937 in base salary for 2015.

Compensation information for 2013 is not provided for Mr. St-Hilaire because he was not a named executive officer in that year.

(6)
Compensation information for 2013 and 2014 is not provided for Mr. Kett because he was not a named executive officer in those years.
54

GRANTS OF PLAN-BASED AWARDS FOR 2015

The following table summarizes the payouts which our named executive officers could have received upon the achievement of certain performance objectives under the Annual Incentive Program and the grants of PRSUs and RSUs made under the Omnibus Plan in 2015. We did not grant any option awards in 2015.

		Estimated Future Payouts under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts under Equity Incentive Plan Awards(2)
Name (a)	Grant Date (b)	Threshold ($)(c)	Target ($)(d)	Maximum ($)(e)	Threshold (#)(f)	Target (#)(g)	Maximum (#)(h)	Number of Securities Underlying Restricted Stock Units (#)(3)(i)	Grant Date Fair Value of Stock Awards ($)(4)(l)
Jim Hallett	—	450,000	900,000	1,350,000

	2/20/2015				28,940	57,879	115,758		2,142,681

	2/20/2015							19,293	714,227
Eric Loughmiller	—	168,750	337,500	506,250

	2/20/2015				13,398	26,796	53,592		991,988

	2/20/2015							8,932	330,663
Don Gottwald	—	275,000	550,000	825,000

	2/20/2015				7,369	14,738	29,476		545,601

	2/20/2015							4,913	181,879
Stéphane St-Hilaire(5)	—	225,000	450,000	675,000

	2/20/2015				4,824	9,647	19,294		357,132

	2/20/2015							3,216	119,056
John Kett	—	225,000	450,000	675,000

	2/20/2015				4,824	9,647	19,294		357,132

	2/20/2015							3,216	119,056

(1)
Columns (c), (d) and (e) include the potential awards for performance at the threshold, target and maximum ("superior") levels, respectively, under the Annual Incentive Program. See, "Compensation Discussion and Analysis—Elements Used to Achieve Compensation Philosophy and Objectives—Annual Cash Incentive Programs" for further information on the terms of the Annual Incentive Program.

(2)
Columns (f), (g) and (h) include the potential number of PRSUs which may be earned for performance at the threshold, target and maximum levels, respectively. These awards vest if and to the extent that the Company's Cumulative Adjusted Net Income Per Share exceeds certain levels over the three-year period beginning on January 1, 2015.

(3)
Column (i) includes the number of RSUs granted in 2015. These awards vest ratably on each of the first three anniversaries of the grant date subject to the executive's continued employment with the Company and provided that the Company achieves $100 million in adjusted net income in its 2015 fiscal year (as reported by the Company and which condition was satisfied).

(4)
The amounts reported in this column represent the grant date fair value of awards granted on February 20, 2015, computed in accordance with ASC 718. See Note 4 to our financial statements for 2015 regarding the assumptions made in determining the grant date fair value.

(5)
Mr. St-Hilaire's base salary and annual incentive award is denominated in U.S. dollars. For 2015, his annual incentive award was paid partially in Canadian dollars and partially in U.S. dollars, because he moved onto our U.S. payroll mid-year.

Additional information concerning our cash and equity incentive plans may be found in the sections titled "Compensation Discussion and Analysis—Elements Used to Achieve Compensation Philosophy and Objectives—Annual Cash Incentive Programs" and "Long-Term Incentive Opportunities," respectively.

55

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2015

	Option Awards					Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have Not Vested ($) (j)
Jim Hallett	37,500			13.46	03/01/2020

	112,500			13.46	03/01/2020

	48,601	145,803(1)		30.89	02/27/2024

						268,818(2)	9,954,331(2)

						43,832(3)	1,623,099(3)

						43,832(4)	1,623,099(4)

						115,758(5)	4,286,519(5)

						19,293(6)	714,420(6)
Eric Loughmiller	24,301	72,903(1)		30.89	02/27/2024

						134,410(2)	4,977,202(2)

						21,916(3)	811,549(3)

						21,916(4)	811,549(4)

						53,592(5)	1,984,512(5)

						8,932(6)	330,752(6)
Don Gottwald	165,000			10.00	05/06/2019

						29,476(5)	1,091,496(5)

						4,913(6)	181,928(6)
Stéphane St-Hilaire	59,355			10.00	08/20/2017

	5,598			13.46	03/01/2020

	67,170			13.46	03/01/2020

	9,721	29,163(1)		30.89	02/27/2024

						8,768(3)	324,679(3)

						8,766(4)	324,605(4)

						19,294(5)	714,457(5)

						3,216(6)	119,088(6)
John Kett	28,661			10.00	08/20/2017

	56,585			10.00	08/20/2017

						19,294(5)	714,457(5)

						3,216(6)	119,088(6)

(1)
These service options were granted on February 27, 2014 and vest ratably on each of the first four anniversaries of the date of grant.

(2)
The total amounts and values in columns (i) and (j) equal the total number of PRSUs granted on December 13, 2013 that may be earned and vest based on the extent to which the Company's total stockholder return relative to that of companies within the S&P 500 Index exceeds certain levels over a three-year period, at the maximum level,
56

  held by each named executive officer multiplied by the market price of Company common stock at the close of the last trading day in 2015, which was $37.03 per share. In calculating the number of PRSUs and their value, we are required by SEC rules to compare our performance through 2015 under the PRSU grants against the threshold, target and maximum performance levels for the grant and report in these columns the applicable potential share number and payout amount. If the performance is between levels, we are required to report the potential payout at the next highest level. Through December 31, 2015, we exceeded target levels of total stockholder return relative to that of companies within the S&P 500 Index and have accordingly reported the PRSUs at the maximum award level.

(3)
The total amounts and values in columns (i) and (j) equal the total number of PRSUs granted on February 27, 2014 that may be earned and vest based on the extent to which the Company's total stockholder return relative to that of companies within the S&P 500 Index exceeds certain levels over a three-year period, at the maximum level, held by each named executive officer multiplied by the market price of Company common stock at the close of the last trading day in 2015, which was $37.03 per share. In calculating the number of PRSUs and their value, we are required by SEC rules to compare our performance through 2015 under the PRSU grants against the threshold, target and maximum performance levels for the grant and report in these columns the applicable potential share number and payout amount. If the performance is between levels, we are required to report the potential payout at the next highest level. Through December 31, 2015, we exceeded target levels of total stockholder return relative to that of companies within the S&P 500 Index and have accordingly reported the PRSUs at the maximum award level.

(4)
The total amounts and values in columns (i) and (j) equal the total number of PRSUs granted on February 27, 2014 that may be earned and vest based on the Company's Cumulative Adjusted Net Income Per Share performance over a three-year period, at the maximum level, held by each Named Executive Officer multiplied by the market price of Company common stock at the close of the last trading day in 2015, which was $37.03 per share. In calculating the number of PRSUs and their value, we are required by SEC rules to compare our performance through 2015 under the PRSU grants against the threshold, target and maximum performance levels for the grant and report in these columns the applicable potential share number and payout amount. If the performance is between levels, we are required to report the potential payout at the next highest level. Through December 31, 2015, we exceeded target levels of Cumulative Adjusted Net Income Per Share performance and have accordingly reported the PRSUs at the maximum award level.

(5)
The total amounts and values in columns (i) and (j) equal the total number of PRSUs granted on February 20, 2015 that may be earned and vest based on the Company's Cumulative Adjusted Net Income Per Share performance over a three-year period, at the maximum level, held by each named executive officer multiplied by the market price of Company common stock at the close of the last trading day in 2015, which was $37.03 per share. In calculating the number of PRSUs and their value, we are required by SEC rules to compare our performance through 2015 under the PRSU grants against the threshold, target and maximum performance levels for the grant and report in these columns the applicable potential share number and payout amount. If the performance is between levels, we are required to report the potential payout at the next highest level. Through December 31, 2015, we exceeded target levels of Cumulative Adjusted Net Income Per Share performance and have accordingly reported the PRSUs at the maximum award level.

(6)
The total amounts and values in columns (i) and (j) equal the total number of RSUs granted on February 20, 2015 that vest ratably on each of the first three anniversaries of the grant date during the named executive officer's continued employment with the Company through each such anniversary, multiplied by the market price of Company common stock at the close of the last trading day in 2015, which was $37.03 per share.
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OPTION EXERCISES DURING FISCAL YEAR 2015

	Option Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)
Jim Hallett	—	—
Eric Loughmiller	—	—
Don Gottwald	28,270	780,414
Stéphane St-Hilaire	—	—
John Kett	75,000	2,066,000
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POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following is a discussion of the treatment of equity-based awards held by our named executive officers and annual cash incentive awards due to our named executive officers upon certain types of employment terminations or the occurrence of a change in control of the Company. For a discussion of our named executive officers' severance payments and the treatment of their annual cash incentive awards that may become due upon certain types of employment terminations pursuant to their employment agreements, see "Employment Agreements with Named Executive Officers" below.

EQUITY-BASED AWARDS—STOCK INCENTIVE PLAN AND OMNIBUS PLAN

To the extent a named executive officer's employment agreement does not provide otherwise, the Stock Incentive Plan and the Omnibus Plan (and the related award agreements thereunder) provide for the following treatment of stock options and other equity awards issued pursuant to the plans upon the termination of employment scenarios or a change in control, as set forth below. As a result of the Stock Incentive Plan being frozen by the Company on December 10, 2009, no additional stock options will be granted under this plan. Since December 10, 2009, all grants of stock options and other equity awards have been and will be made pursuant to the terms of the Omnibus Plan. For RSU and PRSU awards granted on and after January 1, 2016, participants who achieve an Early Retirement Date will receive pro rata vesting of RSUs and PRSUs (subject to achievement of performance conditions) based on the number of months worked through their Early Retirement Date plus a credit of an additional 12 months (i.e., "pro rata plus 12 months"). "Early Retirement Date" will mean the date of the executive's voluntary termination of employment after attaining a combination of years of age and service with the Company and its affiliates of at least 70, with a minimum age of 60.

Termination or Change in Control Scenario

Award Type	Voluntary Termination	Termination by the Company for Cause	Death, Disability or Retirement	Termination without Cause or for Good Reason	Effect of Change in Control or Exit Event

Unless otherwise specified in an award agreement, all unvested equity-based awards under the Stock Incentive Plan and the Omnibus Plan will be forfeited upon a termination of employment for any reason.

Options	Omnibus Plan:
Voluntary resignation: vested options remain exercisable for 90 days (or until earlier expiration date).

For Cause: all vested and unvested options are cancelled.

Stock Incentive Plan: All vested and unvested options are cancelled.

All vested options remain exercisable for one year (or until earlier expiration date).

In the event of death or disability, all unvested options vest in full, with performance awards remaining subject to achievement of goals.

				Unless otherwise specified in an award agreement, vested options remain exercisable for 90 days (or until earlier expiration date).	Single trigger vesting with committee discretion to cash out or substitute with successor company awards.

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Termination or Change in Control Scenario

Award Type	Voluntary Termination	Termination by the Company for Cause	Death, Disability or Retirement	Termination without Cause or for Good Reason	Effect of Change in Control or Exit Event

2013 PRSUs 2014 TSR PRSUs 2014 CANIPS PRSUs 2015 PRSUs	Automatic forfeiture.	Without Cause, for Good Reason, Retirement: Prorated portion of the PRSUs based on the Company's actual performance during the performance period and the number of full months he/she was employed during such performance period.

Death or Disability: Full vesting of PRSU award based on the Company's actual performance during the performance period.

2013 PRSUs, 2014 TSR PRSUS: Double trigger vesting based on actual performance through date of Change in Control.

2014 CANIPS PRSUs: Double trigger vesting at target.

2015 PRSUs: Single trigger vesting at target.

2015 RSUs	Voluntary Termination (with or without Good Reason), Retirement or Termination by the Company (for Cause or without Cause): Forfeiture of any unvested 2015 RSUs.

Death or Disability: Full vesting of any unvested 2015 RSUs.

Single trigger vesting if adjusted net income goal is attained.

Unless specified otherwise in a named executive officer's employment agreement, the termination of a named executive officer's employment with the Company or any subsidiary shall be deemed to be for "cause" under the Omnibus Plan and the Stock Incentive Plan upon any of the following events: (i) the refusal or neglect of the named executive officer to perform substantially his employment-related duties; (ii) the named executive officer's personal dishonesty, incompetence, willful misconduct, or breach of fiduciary duty; (iii) the named executive officer's indictment for, conviction of, or entering a plea of guilty or nolo contendere to a crime constituting a felony or his willful violation of any applicable law; (iv) the named executive officer's failure to reasonably cooperate, following a request to do so by the Company or any subsidiary, in any internal or governmental investigation; or (v) the named executive officer's material breach of any written covenant or agreement not to disclose any information pertaining to the Company or any subsidiary or not to compete or interfere with the Company or any subsidiary.

Unless specified otherwise in a named executive officer's employment agreement, the termination of a named executive officer's employment with the Company or any subsidiary shall be deemed to be for "good reason" under the Stock Incentive Plan if such named executive officer voluntarily terminates his or her employment with the Company or any subsidiary as a result of (i) the Company or any subsidiary significantly reducing the named executive officer's current salary without the named executive officer's prior written consent; or (ii) the Company or any subsidiary taking any action that would substantially diminish the aggregate value of the benefits provided to the named executive officer under the Company's or such subsidiary's accident, disability, life insurance, or any other employee benefit plans in which the named executive officer participates. The Omnibus Plan does not provide a default "good reason" definition in the event such term is not specified in a named executive officer's employment agreement.

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ANNUAL CASH INCENTIVE AWARDS—OMNIBUS PLAN

Termination or Change in Control Scenario

Voluntary Termination	Termination by the Company for Cause	Death, Disability or Retirement	Termination without Cause or for Good Reason	Effect of Change in Control or Exit Event

Death, Disability, Voluntary Termination (with or without Good Reason) or Termination by the Company (for Cause or without Cause): Annual cash incentive awards are treated as described in the executive's employment agreement with the Company, to the extent applicable. See "Employment Agreements with Named Executive Officers" above for more information.

Retirement: Unless otherwise specified in an employment agreement, executive receives pro-rated amount of incentive award based on actual performance for the performance period.

Unless otherwise determined by the administrator of the Omnibus Plan or as evidenced in an award agreement, pro rata payment based on actual performance, in the administrator's discretion.

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POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL—TABLE

The amounts in the table below assume that the termination and/or change in control, as applicable, was effective as of December 31, 2015, the last business day of the prior fiscal year, and that the respective named executive officers exercised all options and/or received cash in exchange for vested PRSUs and RSUs at such time. The table is merely an illustrative example of the impact of a hypothetical termination of employment or change in control. The amounts that would actually be paid upon a termination of employment can only be determined at the time of such termination, based on the facts and circumstances then prevailing.

Named Executive Officer and Triggering Event	Cash Severance	Non- Equity Incentive Pay (1)	Stock Options (2)	PRSUs (3)	RSUs (4)	Excise Tax Gross- Up (5)	Life Insurance (6)	Total

Jim Hallett

• Death	—	$1,023,613	$895,230	$9,273,962	$714,420	—	$800,000	$12,707,225
• Disability (7)	—	$1,023,613	$895,230	$9,273,962	$714,420	—	—	$11,907,225
• Retirement (8)	—	$1,023,613	—	—	—	—	—	$1,023,613
• Voluntary / for Cause	—	—	—	—	—	—	—	—
• Termination w/o Cause or for Good Reason	$3,600,000 (9)	$1,023,613	—	$5,398,808	—	—	—	$10,022,421
• CIC (single trigger)	—	$1,023,613	$895,230	$2,207,591	$714,420	—	—	$4,840,854
• Termination after CIC (double trigger)	$3,600,000 (9)	$1,023,613	$895,230	$9,273,962	$714,420	$4,085,563	—	$19,592,788

Eric Loughmiller

• Death	$13,560 (10)	$383,855	$447,624	$4,555,245	$330,752	—	$800,000	$6,531,056
• Disability (7)	$13,560 (10)	$383,855	$447,624	$4,555,245	$330,752	—	—	$5,731,036
• Retirement (8)	—	—	—	—	—	—	—	—
• Voluntary / for Cause	—	—	—	—	— —	—	—	—
• Termination w/o Cause or for Good Reason	$801,060 (9)	$383,855	—	$2,419,991	—	—	—	$3,604,906
• CIC (single trigger)	—	$383,855	$447,624	$1,022,039	$330,752	—	—	$2,184,270
• Termination after CIC (double trigger)	$801,060 (9)	$383,855	$447,624	$4,555,245	$330,752	—	—	$6,518,536

Don Gottwald

• Death	$19,644 (10)	$625,541	—	$562,129	$181,928	—	$800,000	$2,189,242
• Disability (7)	$19,644 (10)	$625,541	—	$562,129	$181,928	—	—	$1,389,242
• Retirement (8)	—	—	—	—	—	—	—	—
• Voluntary / for Cause	—	—	—	—	—	—	—	—
• Termination w/o Cause or for Good Reason	$1,119,644 (9)	$625,541	—	$187,376	—	—	—	$1,932,561
• CIC (single trigger)	—	$625,541	—	$562,129	$181,928	—	—	$1,369,598
• Termination after CIC (double trigger)	$1,119,644 (9)	$625,541	—	$562,129	$181,928	—	—	$2,489,242

Stéphane St-Hilaire

• Death	$13,560 (10)	$553,145	$179,061	$713,356	$119,088	—	$800,000	$2,378,210
• Disability (7)	$13,560 (10)	$553,145	$179,061	$713,356	$119,088	—	—	$1,578,210
• Retirement (8)	—	—	—	—	—	—	—	—
• Voluntary / for Cause	—	—	—	—	—	—	—	—
• Termination w/o Cause or for Good Reason	$913,560 (9)	$553,145	—	$343,324	—	—	—	$1,810,029
• CIC (single trigger)	—	$553,145	$179,061	$367,951	$119,088	—	—	$1,219,245
• Termination after CIC (double trigger)	$913,560 (9)	$553,145	$179,061	$713,356	$119,088	—	—	$2,478,210

John Kett

• Death	$19,366 (10)	$481,030	—	$367,951	$119,088	—	$800,000	$1,787,435
• Disability (7)	$19,366 (10)	$481,030	—	$367,951	$119,088	—	—	$987,435
• Retirement (8)	—	—	—	—	—	—	—	—
• Voluntary / for Cause	—	—	—	—	—	—	—	—
• Termination w/o Cause or for Good Reason	$919,366 (9)	$481,030	—	$122,650	—	—	—	$1,523,046
• CIC (single trigger)	—	$481,030	—	$367,951	$119,088	—	—	$968,069
• Termination after CIC (double trigger)	$919,366 (9)	$481,030	—	$367,951	$119,088	—	—	$1,887,435

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Footnotes to Potential Payments Upon Termination or Change in Control Table

(1)
The amounts reported are equal to the full amount of the named executive officer's 2015 annual bonus (a December 31, 2015 termination results in a 100% payout, whereas a termination on any other date would result in a prorated amount, assuming payment upon a change in control), payable under the terms of such officer's employment agreement or the Omnibus Plan, as applicable.

(2)
The amounts reported assume a Company common stock price of $37.03, which was the closing price on December 31, 2015. Messrs. Kett and Gottwald did not have any outstanding, unvested options as of such date.

(3)
The amounts reported assume a Company common stock price of $37.03, which was the closing price on December 31, 2015. In the event that a named executive officer is terminated without Cause or resigns for Good Reason (each as defined in the applicable employment agreement), or such officer terminates employment due to his death, Disability or Retirement (each as defined in the Omnibus Plan), he would be entitled to receive, at the same time as active Company employees, a prorated portion of the 2013, 2014 and/or 2015 PRSUs based on the Company's actual performance during each performance period and the number of full months he was employed during each such performance period. Therefore, assuming a termination without Cause, resignation for Good Reason, or the named executive officer's death, Disability or Retirement as of December 31, 2015, (i) Messrs. Hallett and Loughmiller would be entitled to 24/36ths of the 2013 PRSUs and 2014 CANIPS PRSUs, 22/36ths of the 2014 TSR PRSUs and 12/36ths of the 2015 PRSUs; (ii) Mr. St-Hilaire would be entitled to 24/36ths of the 2014 CANIPS PRSUs, 22/36ths of the 2014 TSR PRSUs and 12/36ths of the 2015 PRSUs; and (iii) Messrs. Kett and Gottwald would be entitled to 12/36ths of the 2015 PRSUs; in each case, based on actual performance. The amounts disclosed in the table assume performance at the target level.

If a Change in Control (as defined in the Omnibus Plan) occurs prior to the termination of such officer's employment, assuming a Change in Control date of December 31, 2015, he would be entitled to receive immediate vesting and payout of the target number of 2015 PRSUs, without proration.

If Messrs. Hallett, Loughmiller or St-Hilaire are terminated without Cause or resign for Good Reason after the consummation of a Change in Control but before the 2013 and/or 2014 PRSUs vest, then, assuming performance at the target level: (i) Messrs. Hallett and Loughmiller would be entitled to receive (a) the full number of 2013 PRSUs earned based on actual performance from December 13, 2013 until the Change in Control date of December 31, 2015, (b) the full number of 2014 TSR PRSUs earned based on actual performance from January 1, 2014 until the Change in Control date of December 31, 2015, and (c) the target number of 2014 CANIPS PRSUs; and (ii) Mr. St-Hilaire would be entitled to receive (a) the full number of 2014 TSR PRSUs earned based on actual performance from January 1, 2014 until the Change in Control date of December 31, 2015, and (b) the target number of 2014 CANIPS PRSUs.

(4)
The amounts reported assume a Company common stock price of $37.03, which was the closing price on December 31, 2015. In the event a named executive officer's employment is terminated for any reason prior to a Change in Control, such officer would forfeit the unvested portion of his 2015 RSU award. Therefore, assuming a termination date of December 31, 2015 prior to a Change in Control, each named executive officer would forfeit his entire 2015 RSU award, because no portion of such award would be vested as of such date. If a Change in Control occurs prior to the termination of such officer's employment, assuming a Change in Control date of December 31, 2015, he would be entitled to receive immediate vesting and payout of the unvested portion of his 2015 RSU award as of the Change in Control.

(5)
This calculation was made using conservative assumptions, not taking into account any reductions in parachute payments attributable to reasonable compensation payable before or after a Change in Control and not assigning any value to Mr. Hallett's non-compete obligations. Actual excise tax amounts and tax gross-up payments, if any, would be calculated at the time of an actual Change in Control based on all factors and assumptions applicable at that time. No other named executive officer is entitled to an excise tax gross-up.

(6)
Under the Group Term Life Policy, each named executive officer's designated beneficiary is entitled to a payment in an amount equal to two times his annual salary, not exceeding $800,000.

(7)
Long-term disability is a Company-paid benefit for all employees and only paid after six months on short-term disability. The benefit is 66.67% of base pay capped at $15,000 per month.
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(8)
Pursuant to the terms of his employment agreement, Mr. Hallett would be entitled to a prorated payout of his 2015 annual bonus (the full bonus for a termination date of December 31, 2015) upon his "retirement" (i.e., a voluntary termination of his employment, provided that he announces his retirement at least 12 months prior to such termination). Assuming a "retirement" date of December 31, 2015, Mr. Hallett would not have been entitled to receive accelerated vesting of any equity awards, because he had not met the requirements for a Retirement under the Omnibus Plan as of such date (he had not reached the age of 65).

Messrs. Loughmiller, St-Hilaire and Kett had not satisfied the Retirement requirements under the Omnibus Plan as of December 31, 2015 (i.e., none had reached the age of 65), and thus, they would not have been entitled to a prorated payout of their annual bonuses or accelerated vesting of their equity for a Retirement as of such date.

(9)
These amounts are equal to (i) for Mr. Hallett, (a) two times the sum of Mr. Hallett's current annual base salary ($900,000 as of December 31, 2015) and 2015 target bonus amount; and (b) COBRA premium payments for 18 months (because Mr. Hallett did not participate in our group health plans as of December 31, 2015, no COBRA premium amount is included in the figures above); and (ii) for all other named executive officers, (a) one times the sum of the officer's current annual base salary ($450,000 for each of Messrs. Loughmiller, St-Hilaire and Kett; $550,000 for Mr. Gottwald) and 2015 target bonus amount; and (b) COBRA premium payments for 12 months.

(10)
Under the terms of each named executive officer's employment agreement, he (or his estate) would be entitled to COBRA premium payments for 12 months in the event of his death or Disability. Mr. Hallett (or his estate) would be entitled to COBRA premium payments for 18 months in the event of his death or Disability, but would not have received this benefit with respect to a termination occurring on December 31, 2015 because he did not participate in our group health plans as of such date.

EMPLOYMENT AGREEMENTS WITH NAMED EXECUTIVE OFFICERS

Each of our named executive officers has an employment agreement with the Company. A summary of each of the agreements is provided below.

CEO

Mr. Hallett's employment agreement, which became effective as of February 27, 2012, provides for the following severance and change of control payments:

Termination Due to Mr. Hallett's Death or Disability.    If Mr. Hallett's employment is terminated as a result of his death or disability, we will pay Mr. Hallett, or in the case of his death, Mr. Hallett's estate or beneficiaries, an amount equal to the sum of (i) any accrued but unpaid base salary and accrued but unused vacation days; (ii) any earned and vested benefits and payments pursuant to the terms of any benefit plan (collectively, the amounts described in (i) and (ii) above are, the "Accrued Obligations"); and (iii) subject to Mr. Hallett or his estate executing a general release of any claims that he may have against the Company (the "Release"), any annual bonus for a prior completed calendar year that has not yet been calculated or paid to Mr. Hallett (the "Earned but Unpaid Bonus").

In addition, if Mr. Hallett is participating in the health plans of the Company at the time of his termination, we will pay him, or in the case of his death, his estate or beneficiaries, his or their premiums attributable to maintaining insurance coverage under COBRA for the shorter of (i) 18 months; or (ii) until Mr. Hallett becomes eligible for comparable coverage under the health plans of another employer (the "Continued Benefits"). Subject to receipt and effectiveness of the Release, we also will pay Mr. Hallett, or his estate or beneficiaries, a prorated bonus based upon the portion of the year during which Mr. Hallett was employed by us (the "Prorated Bonus").

For purposes of Mr. Hallett's employment agreement, "disability" means a "Total Disability" (or equivalent) as defined in the Company's long term disability plan in effect at the time of the disability.

Termination by the Company for Cause.    Following a majority vote of the Board of Directors (excluding Mr. Hallett or any other employee of the Company), we may terminate Mr. Hallett's employment at any time for

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"Cause." In such event, our only obligation to Mr. Hallett would be the payment, in a lump sum, of Mr. Hallett's Accrued Obligations.

"Cause" is defined in the employment agreement to mean (i) Mr. Hallett's willful, continued and uncured failure to perform substantially his duties under the employment agreement for a period of 14 days following notice to Mr. Hallett of such failure; (ii) Mr. Hallett engaging in illegal conduct or gross misconduct that is demonstrably likely to lead to material injury to the Company; (iii) Mr. Hallett's indictment or conviction of, or plea of nolo contendere to, a crime constituting a felony or any other crime involving moral turpitude; or (iv) Mr. Hallett's failure to comply with the provisions of the employment agreement relating to confidential information, intellectual property, non-competition and non-solicitation which is not cured within the 14 day period following written notice to Mr. Hallett of such failure.

Termination by the Company Without Cause.    Mr. Hallett's employment may be terminated without Cause at any time upon 30 days' prior written notice. In the event of a termination without Cause, the Company will pay Mr. Hallett the following "Severance Benefits": (i) two times the sum of Mr. Hallett's (a) annual base salary and (b) target bonus for the year in which termination occurs which, for this purpose, shall not equal less than 100% of Mr. Hallett's base salary; (ii) a Prorated Bonus in a lump sum; and (iii) the Continued Benefits. In addition to the Severance Benefits described above, we will also pay Mr. Hallett the Accrued Obligations and any Earned but Unpaid Bonus.

Termination by Mr. Hallett for Good Reason.    Mr. Hallett may terminate his employment for "Good Reason" within 90 days following the occurrence of an event constituting "Good Reason," if such event remains uncured for a period of 30 days following notice of the event by Mr. Hallett to the Company. Upon such termination, the Company will pay Mr. Hallett the sum of the Severance Benefits, the Accrued Obligations and any Earned but Unpaid Bonus.

"Good Reason" is defined in the employment agreement to mean the occurrence of any of the following:

  •
  A material reduction of Mr. Hallett's authority, duties and responsibilities, or the assignment to Mr. Hallett of duties materially inconsistent with Mr. Hallett's position as Chief Executive Officer;
  •
  A requirement by the Company that Mr. Hallett relocate his principal business location to a location more than 50 miles from the Company's executive offices as of the effective date of the employment agreement;
  •
  Any material failure by the Company to comply with any of the terms and conditions of the employment agreement;
  •
  Any failure to timely pay or provide Mr. Hallett's base salary, or any reduction in Mr. Hallett's base salary below $816,000, other than in connection with across-the-board salary reductions;
  •
  Any material reduction in Mr. Hallett's base salary or annual bonus opportunity; or
  •
  A "Change of Control," defined by reference to the term "Change in Control" used the Omnibus Plan, occurs and, if applicable, the Company fails to cause its successor to assume or reaffirm the Company's obligations under the employment agreement without change.

Termination by Mr. Hallett without Good Reason.    Mr. Hallett may terminate his employment under the employment agreement at any time without Good Reason upon 30 days' prior written notice. In such event, we will pay Mr. Hallett a lump sum amount equal to the Accrued Obligations.

Termination by Mr. Hallett upon Retirement.    Mr. Hallett may voluntarily terminate his employment under the employment agreement due to retirement by announcing his retirement at least 12 months prior to such termination. In the event of such a termination, we will pay Mr. Hallett a lump sum amount equal to the Accrued Obligations and a Prorated Bonus.

Excise Tax Gross-Up.    As described above in "Compensation Policies and Other Information—Tax and Accounting Considerations—Employment Agreements," Mr. Hallett's employment agreement provides that in the event that any payment or benefit in connection with his employment is or becomes subject to an excise tax under Code Section 4999, the Company will make a cash payment to Mr. Hallett, which after the imposition of all income, employment, excise and other taxes thereon as well as any penalty and interest assessments associated therewith, will be sufficient to place Mr. Hallett in the same after-tax position as he would have been in had such excise tax not applied. However, in the event that a reduction of the total payments due to Mr. Hallett would avoid the application of the excise tax, then the total payments will be reduced to the extent

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necessary to avoid the excise tax, but in no event by more than 10% of the original amount of the total payments due.

Requirements With Respect to Non-Competition and Non-Solicitation.    Upon a termination of employment for any reason, Mr. Hallett is subject to the following two year post-termination restrictive covenants (except in the case of retirement): (i) non-competition restrictions; and (ii) non-solicitation of Company employees and customers.

Other Named Executive Officers

The Company has entered into substantially similar employment agreements with Messrs. Loughmiller, Gottwald St-Hilaire and Kett, providing for their at-will employment and the following severance and change of control payments.

Termination Due to Death or Disability.    If Messrs. Loughmiller, Gottwald, St-Hilaire or Kett terminates his employment due to death or disability, the Company will be obligated to pay to the executive (or his legal representatives) an amount equal to the sum of (i) any earned but unpaid base salary; (ii) accrued but unpaid vacation earned through the date of termination; (iii) unreimbursed business expenses; and (iv) any vested employee benefits. The aggregate of the foregoing is referred to as the "Accrued Obligations." In addition, the executive or his estate/beneficiaries would be entitled to receive (i) COBRA premium payments for 12 months or until the executive becomes eligible for coverage under another employer's health plan, if the executive is participating in the Company's health plans on the date of such termination of employment, (the "Continued Benefits"); (ii) the prorated portion of his annual bonus for the calendar year in which such termination of employment occurred, calculated based on the executive's actual performance and based on the number of days the executive was employed by the Company during such calendar year; and (iii) a payment equal to the amount of any annual bonus which has been earned in a prior year but which has not yet been paid to the executive (the "Earned but Unpaid Bonus").

For purposes of their employment agreements, "disability" means a "Total Disability" (or equivalent) as defined in the Company's long term disability plan in effect at the time of the disability.

Voluntary Termination or Termination for Cause.    If Messrs. Loughmiller, Gottwald, St-Hilaire or Kett voluntarily terminates his employment or if the Company terminates his employment for Cause, the Company's sole obligation will be to pay him the Accrued Obligations. For purposes of their employment agreements, "Cause" means the (i) executive's willful, continued and uncured failure to perform substantially their duties under the agreement (other than any such failure resulting from incapacity due to medically documented illness or injury) for a period of 14 days following written notice by the Company to the executive of such failure; (ii) executive engaging in illegal conduct or gross misconduct that is demonstrably likely to lead to material injury to the Company, monetarily or otherwise; (iii) executive's indictment or conviction of, or plea of nolo contendere to, a crime constituting a felony or any other crime involving moral turpitude; or (iv) executive's violation of the restrictive covenants under the agreement or any other covenants owed to the Company by executive.

Termination Without Cause or Resignation for Good Reason.    In the event Messrs. Loughmiller, Gottwald, St-Hilaire or Kett is terminated by the Company without Cause or such executive resigns for Good Reason, the executive would be entitled to receive, subject to execution and non-revocation of a release of claims, (i) a lump sum cash payment equal to the sum of his annual base salary plus target annual bonus for the year in which such termination of employment occurs; (ii) the Continued Benefits; and (iii) the Earned but Unpaid Bonus. For purposes of their employment agreements, "Good Reason" means (i) any material reduction of the executive's authority, duties and responsibilities; (ii) any material failure by the Company to comply with any of the terms and conditions of the agreement; (iii) any failure to timely pay or provide the executive's base salary, or any reduction in the executive's base salary, excluding any base salary reduction made in connection with across the board salary reductions; (iv) the requirement by the Company that the executive relocate his principal business location to a location more than 50 miles from the executive's principal base of operation as of the effective date of the agreement; or (v) a Change of Control occurs and, if applicable, the Company fails to cause its successor (whether by purchase, merger, consolidation or otherwise) to assume or reaffirm the

66

Company's obligations under the agreement without change. For purposes of the foregoing, "Change of Control" has the same meaning as the term "Change in Control" under the Omnibus Plan.

Requirements With Respect to Non-Competition and Non-Solicitation.    Upon a termination of employment for any reason, Messrs. Loughmiller, Gottwald, St-Hilaire and Kett are subject to the following one year post-termination restrictive covenants: (i) non-competition restrictions; and (ii) non-solicitation of Company employees and customers.

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CERTAIN RELATED PARTY RELATIONSHIPS

REVIEW AND APPROVAL OF TRANSACTIONS WITH RELATED PERSONS

Pursuant to our written related party transactions policy, the Company reviews relationships and transactions in which the Company, or one of its business units, and our directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest.

In the course of the review and approval of a related party transaction, the Board of Directors or the Audit Committee may consider the following factors:

    •
    the nature of the related person's interest in the transaction;

    •
    the material terms of the transaction, including, without limitation, the amount and type of transaction;

    •
    the importance of the transaction to the related person;

    •
    the importance of the transaction to the Company;

    •
    whether the transaction would impair the judgment of a director or executive officer to act in our best interest; and

    •
    any other matters that we deem appropriate.

Transactions in which the amount involved exceeds $120,000 in which the Company, or one of its business units, was a participant and a related person had a direct or indirect material interest are required to be disclosed in this proxy statement. There were not any such related party transactions identified for 2015.

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REQUIREMENTS, INCLUDING DEADLINES, FOR SUBMISSION OF PROXY PROPOSALS

NOMINATION OF DIRECTORS AND OTHER BUSINESS OF STOCKHOLDERS

In order to submit stockholder proposals for the 2017 annual meeting of stockholders for inclusion in the Company's proxy statement pursuant to SEC Rule 14a-8, materials must be received by the Secretary at the Company's principal office in Carmel, Indiana, no later than December 29, 2016.

The proposals must comply with all of the requirements of SEC Rule 14a-8. Proposals should be addressed to: Rebecca C. Polak, Executive Vice President, General Counsel and Secretary, KAR Auction Services, Inc., 13085 Hamilton Crossing Boulevard, Carmel, Indiana 46032. As the SEC's shareholder proposal rules make clear, simply submitting a proposal does not guarantee its inclusion.

The Company's By-Laws also establish an advance notice procedure with regard to director nominations and stockholder proposals that are not submitted for inclusion in the proxy statement, but that a stockholder instead wishes to present directly at an annual meeting. To be properly brought before the 2016 annual meeting, a notice of the nomination or the matter the stockholder wishes to present at the meeting must be delivered to the Secretary at the Company's principal office in Carmel, Indiana (see above), not less than 90 or more than 120 days prior to the first anniversary of the date of this year's annual meeting. As a result, any notice given by or on behalf of a stockholder pursuant to these provisions of the Company's By-Laws (and not pursuant to SEC Rule 14a-8) must be received no earlier than February 8, 2017, and no later than March 10, 2017. All director nominations and stockholder proposals must comply with the requirements of the Company's By-Laws, a copy of which may be obtained at no cost from the Secretary of the Company.

Other than the proposals described in this proxy statement, KAR Auction Services does not expect any matters to be presented for a vote at the annual meeting. If you grant a proxy, the persons named as proxy holders on the proxy card will have the discretion to vote your shares on any additional matters properly presented for a vote at the annual meeting. If for any unforeseen reason, any one or more of KAR Auction Services' nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board of Directors.

The chairman of the meeting may refuse to allow the transaction of any business not presented beforehand, or to acknowledge the nomination of any person not made in compliance with the foregoing procedures.

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QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

Q:	Why am I receiving these materials?

A:	We are providing these proxy materials to you in connection with the solicitation, by the Board of Directors of KAR Auction Services, of proxies to be voted at the Company's 2016 annual meeting of stockholders and at any adjournments or postponements thereof. Stockholders are invited to attend the annual meeting to be held on June 8, 2016 beginning at 9:00 a.m., Eastern Daylight Time, at the Conrad Indianapolis, 50 West Washington Street, Indianapolis, Indiana 46204. Our proxy materials are first being distributed to stockholders on or about April 28, 2016.

Q:	What proposals will be voted on at the annual meeting?

A:	There are three proposals scheduled to be voted on at the annual meeting:

•

To elect nine directors to the Board of Directors;

•

To amend and restate the Amended and Restated Certificate of Incorporation to provide that the Company's stockholders may remove any director from office, with or without cause, and other ministerial changes; and

•

To ratify the appointment of KPMG as our independent registered public accounting firm for 2016.

Q:	What is the Board of Directors' voting recommendation?

A:	The Company's Board of Directors recommends that you vote your shares:

•

"FOR" each of the nominees to the Board of Directors;

•

"FOR" the amendment and restatement of the Amended and Restated Certificate of Incorporation; and

•

"FOR" the ratification of the appointment of KPMG as our independent registered public accounting firm for 2016.

Q:	Who is entitled to vote?

A:	All shares owned by you as of the record date, which is the close of business on April 13, 2016, may be voted by you. You may cast one vote per share of common stock that you held on the record date.

These shares include shares that are:

•

held directly in your name as the stockholder of record; and

•

held for you as the beneficial owner through a broker, bank or other nominee, including shares purchased under the KAR Auction Services, Inc. Employee Stock Purchase Plan (the "Employee Stock Purchase Plan").

On the record date, KAR Auction Services had 137,300,457 shares of common stock issued and outstanding.

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Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:	Many of our stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some differences between shares held of record and those owned beneficially.

Stockholder of Record.    If your shares are registered directly in your name with the Company's transfer agent, American Stock Transfer & Trust Company, LLC, you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent to you directly by the Company. As the stockholder of record, you have the right to grant your voting proxy directly to the Company or to vote in person at the annual meeting. You may vote on the Internet, by telephone or by mail, as described below under the heading "How can I vote my shares without attending the annual meeting?"

Beneficial Owner.    If your shares are held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in "street name" and these proxy materials are being forwarded to you by your broker or nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker on how to vote your shares and are also invited to attend the annual meeting. To vote these shares in person at the annual meeting, you must obtain a signed proxy from the stockholder of record giving you the right to vote the shares. You may also vote by Internet, by telephone or by mail, as described below under "How can I vote my shares without attending the annual meeting?"

Q:	How can I vote my shares in person at the annual meeting?

A:	Stockholder of Record. Shares held directly in your name as the stockholder of record may be voted in person at the annual meeting. If you choose to vote your shares in person at the annual meeting, please bring proof of identification. Even if you plan to attend the annual meeting, the Company strongly recommends that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the annual meeting. See "How can I vote my shares without attending the annual meeting?"

Beneficial Owner.    Shares held in street name may be voted in person by you only if you obtain an account statement or letter from your bank, broker or other nominee indicating that you are the beneficial owner of the shares and a legal proxy from the stockholder of record giving you the right to vote the shares. The account statement or letter must show that you were the beneficial owner of shares on April 13, 2016, the record date.

Q:	How can I vote my shares without attending the annual meeting?

A:	Whether you hold your shares directly as the stockholder of record or beneficially in street name, you may direct your vote without attending the annual meeting by voting in one of the following manners:

•

Internet.    Go to www.proxyvote.com and follow the instructions. You will need the control number included on your proxy card or voting instruction form;

•

Telephone.    Dial 1-800-690-6903. You will need the control number included on your proxy card or voting instruction form; or

•

Mail.    Complete, date and sign your proxy card or voting instruction card and mail it using the enclosed, pre-paid envelope.

If you vote on the Internet or by telephone, you do not need to return your proxy card or voting instruction card. Internet and telephone voting for stockholders will be available 24 hours a day, and will close at 11:59 p.m., Eastern Daylight Time, on June 7, 2016.

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Q:	If I am an employee holding shares pursuant to the Employee Stock Purchase Plan, how will my shares be voted?

A:	Employees holding stock acquired through the Employee Stock Purchase Plan will receive a voting instruction card covering all shares held in their individual account from Computershare, the plan record keeper. The voting instruction cards have an earlier return date than proxy cards. The record keeper for the Employee Stock Purchase Plan will vote your shares (i) in accordance with the specific instructions on your returned voting instruction card; or (ii) in its discretion, if you return a signed voting instruction card with no specific voting instructions.

Q:	What is the quorum requirement for the annual meeting?

A:	A quorum is necessary to hold the annual meeting. A quorum at the annual meeting exists if the holders of a majority of the Company's capital stock issued and outstanding and entitled to vote at the annual meeting are present in person or represented by proxy. Abstentions and broker non-votes are counted as present for establishing a quorum. A broker non-vote occurs when a broker does not vote on some matter on the proxy card because the broker does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

Q:	What happens if I do not give specific voting instructions?

A:	Stockholder of Record. If you are a stockholder of record and you sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by the Board of Directors on all matters presented in this proxy statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the annual meeting.

Beneficial Owners.    If you are a beneficial owner of shares held in street name and do not provide the organization (e.g., broker or bank) that holds your shares in "street name" with specific voting instructions, the organization that holds your shares may generally vote on routine matters (Proposal No. 3 (ratification of independent registered public accounting firm)) but cannot vote on non-routine matters (Proposal No. 1 (election of directors) and Proposal No. 2 (amendment and restatement of the Amended and Restated Certificate of Incorporation)). If the organization that holds your shares does not receive instructions from you on how to vote your shares on Proposal No. 1 and/or Proposal No. 2, such organization will inform the inspector of election that it does not have the authority to vote on these matters with respect to your shares. This is generally referred to as a "broker non-vote." Therefore, we urge you to give voting instructions to your broker. Shares represented by such broker non-votes will be counted in determining whether there is a quorum. Because broker non-votes are not considered shares entitled to vote, they will have no effect on the outcome of any proposal other than reducing the number of shares present in person or by proxy and entitled to vote from which a majority is calculated.

Q:	Which proposals are considered "routine" or "non-routine?"

A:	The ratification of the appointment of KPMG as our independent registered public accounting firm for 2016 (Proposal No. 3) is considered a routine matter under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposal No. 3.

The election of directors (Proposal No. 1) and the amendment and restatement of the Amended and Restated Certificate of Incorporation (Proposal No. 2) are considered non-routine matters under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on Proposal No. 1 and Proposal No. 2.

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Q:	What is the voting requirement to approve each of the proposals?

A:	Nine director nominees have been nominated for election at the annual meeting. Because this is an uncontested election, the director nominees will be elected by a majority of the votes cast in the election of directors at the annual meeting, either in person or represented by a properly authorized proxy. This means that a director nominee will be elected to the Company's Board of Directors if the votes cast "FOR" such director nominee exceed the votes cast "AGAINST" him or her. Abstentions and broker non-votes will have no effect on the outcome of the election of directors.

The amendment and restatement of the Amended and Restated Certificate of Incorporation (Proposal No. 2) and the ratification of the appointment of our independent registered public accounting firm (Proposal No. 3) require the affirmative vote of a majority of the votes represented at the annual meeting and entitled to vote on the proposal. In accordance with Delaware law, only votes cast "FOR" a matter constitute affirmative votes. A properly executed proxy marked "ABSTAIN" with respect to the ratification of the appointment of our independent registered public accounting firm will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, with respect to Proposal No. 2 and Proposal No. 3, abstentions will have the same effect as negative votes or votes "AGAINST" that matter.

Q:	What does it mean if I receive more than one proxy or voting instruction card?

A:	It means your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

Q:	Who will count the vote?

A:	The votes will be counted by the inspector of election appointed for the annual meeting.

Q:	Can I revoke my proxy or change my vote?

A:	Yes. You may revoke your proxy or change your voting instructions at any time prior to the vote at the annual meeting by:

•

providing written notice of revocation to the Secretary of the Company at 13085 Hamilton Crossing Boulevard, Carmel, Indiana 46032;

•

delivering a valid, later-dated proxy or a later-dated vote on the Internet or by telephone; or

•

attending the annual meeting and voting in person.

Please note that your attendance at the annual meeting in person will not cause your previously granted proxy to be revoked unless you vote in person at the annual meeting. If you wish to revoke your proxy, you must do so in sufficient time to permit the necessary examination and tabulation of the subsequent proxy or revocation before the vote is taken. Shares held in street name may be voted in person by you at the annual meeting only if you obtain a signed proxy from the record holder giving you the right to vote the shares.

Q:	Who will bear the cost of soliciting votes for the annual meeting?

A:	The Board of Directors of the Company is soliciting your proxy to vote your shares of common stock at the annual meeting. KAR Auction Services will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. In addition to the distribution of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic and facsimile transmission by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. The Company also may reimburse brokerage firms and other persons representing beneficial owners of shares of KAR Auction Services' common stock for their expenses in forwarding solicitation material to such beneficial owners.

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Q:	I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

A:	The Company has adopted a procedure called "householding" which the SEC has approved. Under this procedure, the Company is delivering a single copy of this proxy statement and the Company's Annual Report to multiple stockholders who share the same address unless the Company has received contrary instructions from one or more of the stockholders. This procedure reduces the Company's costs and reduces our impact on the environment. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, a separate copy of this proxy statement and the Company's Annual Report will be promptly delivered to any stockholder at a shared address to which the Company delivered a single copy of any of these documents. If you prefer to receive separate copies of the proxy statement or Annual Report, contact Broadridge Financial Solutions, Inc. by calling 1-866-540-7095 or in writing at 51 Mercedes Way, Edgewood, New York 11717, Attention: Householding Department.

In addition, if you currently are a stockholder who shares an address with another stockholder and would like to receive only one copy of future notices and proxy materials for your household, you may notify your broker if your shares are held in a brokerage account or you may notify us if you hold registered shares. Registered stockholders may notify us by contacting Broadridge Financial Solutions, Inc. at the above telephone number or address.

Q:	Why did I receive a notice regarding the internet availability of the proxy materials instead of a paper copy of the proxy materials?

A:	We are making the proxy materials available to stockholders electronically via the Internet under the Notice and Access regulations of the SEC. Most of our stockholders will receive a Notice of Electronic Availability in lieu of receiving a full set of proxy materials in the mail. The notice includes information on how to access and review the proxy materials, and how to vote via the Internet. We believe this method of delivery will decrease costs, expedite distribution of proxy materials to you, and reduce our impact on the environment. Stockholders who receive a notice but would like to receive a printed copy of the proxy materials in the mail should follow the instructions in the notice for requesting such materials.

Q:	How can I obtain a copy of KAR Auction Services' Annual Report on Form 10-K?

A:	Copies of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2015, as filed with the SEC, are available to stockholders free of charge on KAR Auction Services' website at www.karauctionservices.com or by writing to KAR Auction Services, Inc., Investor Relations, 13085 Hamilton Crossing Boulevard, Carmel, Indiana 46032.

Q:	Where can I find the voting results of the annual meeting?

A:	KAR Auction Services will announce preliminary voting results at the annual meeting and publish preliminary, or final results if available, in a Current Report on Form 8-K within four business days of the annual meeting.
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ANNEX I

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION

OF

KAR AUCTION SERVICES, INC.

              The undersigned, Rebecca C. Polak, certifies that she is the Executive Vice President ~~and~~, General Counsel and Secretary of KAR Auction Services, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), and does hereby further certify as follows:

    (1)        The name of the Corporation is KAR Auction Services, Inc.

    (2)        The name under which the Corporation was originally incorporated was KAR Holdings, Inc. and the original ~~Certificate of Incorporation~~certificate of incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on November 9, 2006 and amended pursuant to that certificate of amendment filed with the Secretary of State of the State of Delaware on December 19, 2006 ~~(the "Original Certificate of Incorporation")~~. Pursuant to a certificate of amendment filed with the Secretary of State of the State of Delaware on November 3, 2009, the Corporation changed its name to KAR Auction Services, Inc. On December 9, 2009, the Corporation filed its amended and restated certificate of incorporation with the Secretary of State of the State of Delaware (the "Certificate of Incorporation").

    (3)        ~~In lieu of~~At a meeting of the Board of Directors of the Corporation (the "Board of Directors") on February 10, 2016, the Board of Directors ~~has, by unanimous written consent dated December 9, 2009,~~ authorized the amendment and restatement of the ~~Corporation's Original~~ Certificate of Incorporation as set forth herein in accordance with ~~the provisions of~~ Sections ~~141(f),~~ 242 and 245 of the General Corporation Law of the State of Delaware. ~~In lieu of a~~ At the annual meeting ~~and vote of the~~of stockholders of the Corporation held on June 8, 2016, the stockholders of the Corporation~~, the Corporation's sole stockholder has, by unanimous written consent dated December 9, 2009,~~ approved the amendment and restatement of the ~~Corporation's Original~~ Certificate of Incorporation as set forth herein in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware~~, and such consent has been filed with the minutes of the proceedings of stockholders of the Corporation~~.

    (4)        This Amended and Restated Certificate of Incorporation ~~restates and integrates and~~ further amends and restates the ~~Original~~ Certificate of Incorporation ~~of the Corporation, as heretofore amended or supplemented~~.

The text of the ~~Original~~ Certificate of Incorporation ~~of the Corporation~~ is hereby amended and restated to read in its entirety, as follows:

              FIRST:    The name of the Corporation is KAR Auction Services, Inc. (hereinafter, the "Corporation").

              SECOND:    The address of the registered office of the Corporation in the State of Delaware is 160 Greentree Drive, Suite 101, in the City of Dover, County of Kent. The name of its registered agent at that address is National Registered Agents, Inc.

              THIRD:    The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the "GCL").

              FOURTH:

  (a)
  Authorized Capital Stock. The total number of shares of stock which the Corporation shall have authority to issue is 500,000,000 of which the Corporation shall have authority to issue 400,000,000 shares of common stock, each having a par value of one cent per share ($0.01) (the "Common Stock"), and 100,000,000 shares of preferred stock, each having a par value of one cent per share ($0.01) (the "Preferred Stock"). The number of authorized shares of Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the GCL (or any successor provision thereto), and no vote of the holders of any of the Common Stock or the Preferred Stock voting separately as a class shall be required therefor.

  (b)
  Common Stock. The powers, preferences and rights, and the qualifications, limitations and restrictions, of the Common Stock are as follows:

                (1)   Each holder of record of shares of Common Stock shall be entitled to one vote for each share of Common Stock held on all matters submitted to a vote of stockholders of the Corporation on which holders of Common Stock are entitled to vote.

                (2)   The holders of shares of Common Stock shall not have cumulative voting rights (as defined in Section 214 of the GCL).

                (3)   Subject to the rights of the holders of Preferred Stock, and subject to any other provisions of this Amended and Restated Certificate of Incorporation, as it may be amended from time to time, holders of shares of Common Stock shall be entitled to receive such dividends and other distributions in cash, stock or property of the Corporation if, as and when declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor.

                (4)   In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment or provision for the payment of the debt and liabilities of the Corporation and subject to the prior payment in full of the preferential amounts, if any, to which any series of Preferred Stock may be entitled, the holders of shares of Common Stock shall be entitled to receive the assets and funds of the Corporation remaining for distribution in proportion to the number of shares held by them, respectively.

                (5)   No holder of shares of Common Stock shall be entitled to preemptive or subscription rights.

  (c)
  Preferred Stock. The Board of Directors is expressly authorized to provide for the issuance of all or any shares of the Preferred Stock in one or more classes or series, and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such distinctive designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such class or series and as may be permitted by the GCL, including, without limitation, the authority to provide that any such class or series may be (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; or (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of the Corporation at such price or prices or at such rates of exchange and with such adjustments; all as may be stated in such resolution or resolutions.

  (d)
  Power to Sell and Purchase Shares. Subject to the requirements of applicable law, the Corporation shall have the power to issue and sell all or any part of any shares of any class of stock herein or hereafter authorized to such persons, and for such consideration, as the Board of Directors shall from time to time, in its discretion, determine, whether or not greater consideration could be received upon the issue or sale of the same number of shares of another class, and as otherwise permitted by law. Subject to the requirements of applicable law, the Corporation shall have the power to purchase any shares of any class of stock herein or hereafter authorized from such persons, and for such consideration, as the Board of Directors shall from time to time, in its discretion, determine, whether or not less consideration could be paid upon the purchase of the same number of shares of another class, and as otherwise permitted by law.

  ~~(e)~~
  ~~Stock Split. Effective upon the filing of this Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, a 10-for-1 stock split of the Corporation's Common Stock shall become effective, pursuant to which 10,685,366 shares of Common Stock outstanding or held in treasury immediately prior to such time shall automatically and without any action on the part of the holders thereof be reclassified and split into and thereafter represent 106,853,660 shares of Common Stock (the "Stock Split"). All certificates representing shares of Common Stock outstanding immediately prior to the filing of this Amended and Restated Certificate of Incorporation shall immediately after the filing of this Amended and Restated Certificate of Incorporation represent instead the number of shares of Common Stock as provided above. Notwithstanding the foregoing, any holder of Common Stock shall surrender his, her or its stock certificate or certificates to the Corporation, and upon such surrender the Corporation will issue a certificate for the correct number of shares of Common Stock to which the holder is entitled under the provisions of this Amended and Restated Certificate of Incorporation.~~

              FIFTH:    The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

  (a)
  The business and affairs of the Corporation shall be managed by, or under the direction of, the Board of Directors. In addition to the powers and authority expressly conferred upon the Board of Directors by applicable law, this Amended and Restated Certificate of Incorporation or the ~~Bylaws~~By-Laws of the Corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject to the provisions of the GCL and this Amended and Restated Certificate of Incorporation.

  (b)
  The Board of Directors shall consist of not less than two or more than fifteen members, the exact number of which shall be fixed from time to time by resolution adopted by the affirmative vote of a majority of the entire Board of Directors.

  (c)
  Subject to the terms of any one or more classes or series of Preferred Stock, any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring on the Board of Directors may be filled by a majority of the Board of Directors then in office, even if less than a quorum, or by a sole remaining director. The right of stockholders to fill vacancies on the Board of Directors is hereby specifically denied. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor.

  (d)
  ~~Except as otherwise required by applicable law and subject~~Subject to the rights, if any, of the holders of shares of Preferred Stock then outstanding, any director or the entire Board of Directors may be removed from office at any time~~, but only for cause, and only~~ by the affirmative vote of the holders of ~~shares representing a majority of the votes entitled to be cast by the Voting Stock; provided, however, that prior to the Trigger Date, a director may be removed with or without cause, such removal to be by the affirmative vote of the holders of shares representing a majority of the votes entitled to be cast by the Voting Stock.~~at least a majority in voting power of the issued and outstanding capital stock of the Corporation entitled to vote in the election of directors.

  (e)
  Notwithstanding the foregoing, the election, term, removal and filling of vacancies with respect to directors, if any, elected separately by the holders of one or more series of Preferred Stock shall not be governed by this Article FIFTH, but rather shall be as provided for in the resolutions adopted by the Board of Directors creating and establishing such series of Preferred Stock.

  (f)
  In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the GCL and this Amended and Restated Certificate of Incorporation.

  ~~(g)~~
  ~~For the purposes of this Amended and Restated Certificate of Incorporation:~~

                  ~~(1)  "Trigger Date" shall mean the first date on which (x) KAR Holdings II, LLC (or its successor) ceases, or (y) in the event of a liquidation of KAR Holdings II, LLC, the Equity Sponsors (as defined below) and their affiliates, collectively, cease, to beneficially own (directly or indirectly) shares representing thirty-five percent (35%) or more of the Voting Stock (it being understood that the retention of either direct or indirect beneficial ownership of thirty-five percent (35%) or more of the Voting Stock by KAR Holdings II, LLC (or its successor) or the Equity Sponsors and their affiliates, as applicable, shall mean that the Trigger Date has not occurred); and~~

                  ~~(2)  "Voting Stock" shall mean the shares of the then outstanding capital stock of the Corporation entitled to vote generally in the election of directors.~~

              SIXTH:    No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the GCL as the same exists or may hereafter be amended. If the GCL is amended hereafter to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent authorized by the GCL, as so amended. Any repeal or modification of this Article SIXTH shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

              SEVENTH~~.~~:    The Corporation shall indemnify its directors and officers to the fullest extent authorized or permitted by law, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of his or her heirs, executors and personal and legal representatives; provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors. The right to indemnification conferred by this Article SEVENTH shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition.

                             The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article SEVENTH to directors and officers of the Corporation.

                             The rights to indemnification and to the advance of expenses conferred in this Article SEVENTH shall not be exclusive of any other right which any person may have or hereafter acquire under this Amended and Restated Certificate of Incorporation, the By-Laws of the Corporation, any statute or other law, by agreement, vote of stockholders or approval of the directors of the Corporation or otherwise.

                             Any repeal or modification of this Article SEVENTH shall not adversely affect any rights to indemnification and to the advancement of expenses of a director or officer of the Corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

              EIGHTH~~.~~:    Any action required or permitted to be taken by the stockholders of the Corporation may be effected only at a duly called annual or special meeting of the stockholders of the Corporation~~; provided that, prior to the Trigger Date, any action required or permitted to be taken by the stockholders of the Corporation may be effected by a consent in writing signed by the holders of shares representing the lowest requisite number of votes entitled to be cast by the Voting Stock that are permitted to approve any action by written consent under the GCL (provided that, prior to the Trigger Date, in no event shall stockholders holding less than a majority of the shares of Voting Stock be permitted to act by written consent)~~. The ability of stockholders of the Corporation to consent in writing to the taking of any action is hereby specifically denied ~~from and after the Trigger Date~~.

              NINTH~~.~~:    Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws of the Corporation may provide. The books of the Corporation may be kept (subject to any provision contained in the GCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

              TENTH~~.~~:    Except as otherwise required by law, special meetings of stockholders of the Corporation for any purpose or purposes may be called at any time only by (i) the Chief Executive Officer of the Corporation~~,~~ or (ii) the Board of Directors pursuant to a resolution duly adopted by a majority of the total number of authorized directors then in office which states the purpose or purposes thereof~~, or (iii) any stockholders who beneficially own thirty-five percent (35%) or more of the Voting Stock. Other than as set forth in clause (iii) of the preceding sentence, any~~. Any power of the stockholders to call a special meeting of stockholders is hereby specifically denied. No business other than that stated in the notice of such meeting (or any supplement thereto) shall be transacted at any special meeting.

              ~~ELEVENTH:~~

  ~~(a)~~
  ~~To the fullest extent permitted by applicable law (including, without limitation, Section 122(17) of the GCL (or any successor provision), the Corporation, on behalf of itself and its subsidiaries, renounces any interest or expectancy of the Corporation and its subsidiaries in, or in being offered an opportunity to participate in, business opportunities that are from time to time presented to any of the Equity Sponsors or any of their respective officers, directors, agents, stockholders, members, partners, affiliates and subsidiaries (other than the Corporation and its subsidiaries), even if the opportunity is one that the Corporation or its subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so, and, except as set forth in the exception at the end of this sentence, even if the opportunity is presented to any such person in part or in whole in his capacity as an officer or director of the Corporation, and none of the foregoing persons shall have any duty to communicate or offer such corporate opportunity to the Corporation and, to the fullest extent permitted by applicable law, shall be liable to the Corporation or any of its subsidiaries for breach of any fiduciary or other duty, as a director or officer or otherwise, by reason of the fact that such person pursues or acquires such business opportunity, directs such business opportunity to another person or fails to present such business opportunity, or information regarding such business opportunity, to the Corporation or its subsidiaries unless, in the case of any such person who is a director or officer of the Corporation, such business opportunity is expressly offered to such director or officer in writing solely in his or her capacity as a director or officer of the Corporation. Any person purchasing or otherwise acquiring any interest in any shares of stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article ELEVENTH. Neither the alteration, amendment or repeal of this Article ELEVENTH nor the adoption of any provision of this Amended and Restated Certificate of Incorporation inconsistent with this Article ELEVENTH shall eliminate or reduce the effect of this Article ELEVENTH in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article ELEVENTH, would accrue or arise, prior to such alteration, amendment, repeal or adoption. Nothing in this Article ELEVENTH shall in any way alter, modify or otherwise amend any of the provisions of Section 3.8 of the Second Amended and Restated Limited Liability Company Agreement of KAR Holdings II, LLC.~~

  ~~(b)~~
  ~~For purposes of this Article ELEVENTH only:~~

                  ~~(1)  The term "Corporation" shall mean the Corporation and its subsidiaries; and~~

                  ~~(2)  The term "the Equity Sponsors" shall mean each of GS Capital Partners VI Fund, L.P., GS Capital Partners VI Parallel, L.P., GS Capital Partners VI GmbH & Co. KG, GS Capital Partners VI Offshore Fund, L.P., Kelso Investment Associates VII, L.P., KEP VI, LLC, Axle Holdings II, LLC, ValueAct Capital Master Fund, L.P. and PCap KAR LLC and their respective affiliates and subsidiaries (other than the Corporation and its subsidiaries).~~

              ~~TWELFTH.~~ELEVENTH:    The Corporation expressly elects not to be governed by Section 203 of the GCL.

              ~~THIRTEENTH.~~TWELFTH:    In furtherance and not in limitation of the powers conferred upon it by the laws of the State of Delaware, the Board of Directors shall have the power without the assent or vote of the stockholders to adopt, amend, alter or repeal the By-Laws of the Corporation. The affirmative vote of at least a majority of the entire Board of Directors shall be required to adopt, amend, alter or repeal the By-Laws of the Corporation.

              ~~FOURTEENTH.~~THIRTEENTH:    If any provision or provisions of this Amended and Restated Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Amended and Restated Certificate of Incorporation (including, without limitation, each portion of any paragraph of this Amended and Restated Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (ii) to the fullest extent possible, the provisions of this Amended and Restated Certificate of Incorporation (including, without limitation, each such portion of any paragraph of this Amended and Restated Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service to or for the benefit of the Corporation to the fullest extent permitted by law).

              IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be executed on its behalf this ~~9th~~                            day of ~~December~~June, ~~2009~~2016.

KAR AUCTION SERVICES, INC.
By:
~~By:~~
Name:	Rebecca C. Polak
Title:	Executive Vice President ~~and  General Counsel~~, General Counsel and Secretary

*** Exercise Your Right to Vote *** Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on June 08, 2016 KAR AUCTION SERVICES INC Date: June 08, 2016 Time: 9:00 AM EDT 50 West Washington Street You are receiving this communication because you hold shares in the above named company. This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side). We encourage you to access and review all of the important information contained in the proxy materials before voting. 1234567 1234567 Envelope # # of # Sequence # 1 OF 2 12 15 0000283475_1 R1.0.1.25 Broadridge Internal Use Only Job # Sequence # See the reverse side of this notice to obtain proxy materials and voting instructions. KAR AUCTION SERVICES, INC. 13085 HAMILTON CROSSING BLVD. CARMEL, IN 46032 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 1234567 1234567 1234567 234567 Meeting Information Meeting Type: Annual Meeting For holders as of: April 13, 2016 Location: The Conrad Indianapolis Indianapolis, Indiana 46204 B A R C O D E

Before You Vote How to Access the Proxy Materials Proxy Materials Available to VIEW or RECEIVE:  Have the information that is printed in the box marked by the arrow (located on the  by the arrow (located on the following page) in the subject line. How To Vote Please Choose One of the Following Voting Methods  marked by the arrow available and follow the instructions. Only 0000283475_2 R1.0.1.25 Vote In Person: Many stockholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares. Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card. Internal Use 1. Combined Document How to View Online: following page) and visit: www.proxyvote.com. How to Request and Receive a PAPER or E-MAIL Copy: If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request: 1) BY INTERNET:www.proxyvote.com 2) BY TELEPHONE:1-800-579-1639 3) BY E-MAIL*:sendmaterial@proxyvote.com * If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before May 25, 2016 to facilitate timely delivery.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES AND "FOR" PROPOSALS 2 and 3. 1. Election of Directors Nominees Todd F. Bourell To ratify the Audit Committee's appointment of KPMG LLP as the Company's independent registered public accounting firm for 2016. 3. 1A 1B Donna R. Ecton 1C James P. Hallett 1D Mark E. Hill 1E J. Mark Howell 1F Lynn Jolliffe 1G Michael T. Kestner 1H John P. Larson 1I Stephen E. Smith 2. To approve the amendment and restatement of the Company's Amended and Restated Certificate of Incorporation to provide that the Company's Stockholders may remove any director from office, with or without cause, and other ministerial changes. xxxxxxxxxx Job # Sequence # 0000283475_3 R1.0.1.25 Broadridge Internal Use Only xxxxxxxxxx Cusip Envelope # # of # Sequence # B A R C O D E 23456789012 2 2 2 2 12345678901 12345678901 12345678901 12345678901 12345678901 12345678901 12345678901 12345678901 12345678901 12345678901 Voting items

THE COMPANY NAME INC. - CLASS A THE COMPANY NAME INC. - CLASS C 123,456,789,012.12345 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS F 123,456,789,012.12345 Envelope # # of # Sequence # 0000283475_4 R1.0.1.25 Broadridge Internal Use Only THIS SPACE RESERVED FOR SIGNATURES IF APPLICABLE Job # Sequence # NAME THE COMPANY NAME INC. - COMMON 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS B123,456,789,012.12345 THE COMPANY NAME INC. - CLASS D123,456,789,012.12345 THE COMPANY NAME INC. - CLASS E123,456,789,012.12345 THE COMPANY NAME INC. - 401 K123,456,789,012.12345 Reserved for Broadridge Internal Control Information

If you would like to reduce the costs incurred by our company in mailing proxy 1234567 VOTE BY MAIL 123,456,789,012.12345 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES AND "FOR" PROPOSALS 2 and 3. 1. Election of Directors Nominees Todd F. Bourell For 0 0 0 0 0 0 0 0 Yes 0 Against 0 0 0 0 0 0 0 0 No 0 Abstain 0 0 0 0 0 0 0 0 0 1A For 0 For 0 Against 0 Against 0 Abstain 0 Abstain 0 1B Donna R. Ecton 1I Stephen E. Smith 1C James P. Hallett 1D Mark E. Hill 2. To approve the amendment and restatement of the Company's Amended and Restated Certificate of Incorporation to provide that the Company's Stockholders may remove any director from office, with or without cause, and other ministerial changes. 1E J. Mark Howell 1F Lynn Jolliffe 0 0 0 1G Michael T. Kestner 3. To ratify the Audit Committee's appointment of KPMG LLP as the Company's independent registered public accounting firm for 2016. 1H John P. Larson For address change/comments, mark here. (see reverse for instructions) Please indicate if you plan to attend this meeting Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 02 0000000000 1 OF 1 1 2 0000283476_1 R1.0.1.25 SHARES CUSIP # JOB #SEQUENCE # VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 John Sample 234567P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. 1234567 Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. NAME THE COMPANY NAME INC. - COMMON THE COMPANY NAME INC. - CLASS A THE COMPANY NAME INC. - CLASS B THE COMPANY NAME INC. - CLASS C THE COMPANY NAME INC. - CLASS D THE COMPANY NAME INC. - CLASS E THE COMPANY NAME INC. - CLASS F THE COMPA N Y NAME INC. - 401 K CONTROL #  SHARES123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 x PAGE1 OF 2 KAR AUCTION SERVICES, INC. 13085 HAMILTON CROSSING BLVD. CARMEL, IN 46032 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 8 8 8 1 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 234567 234567 234567 234567

PROXY KAR AUCTION SERVICES, INC. ANNUAL MEETING OF STOCKHOLDERS - JUNE 8, 2016 PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Eric M. Loughmiller and Rebecca C. Polak, and each of them, as true and lawful agents and proxies with full power of substitution in each, to attend and represent the undersigned on all matters to come before the Annual Meeting of Stockholders and to vote as designated on the reverse side, all the shares of common stock of KAR Auction Services, Inc., held of record by the undersigned on April 13, 2016, during or at any adjournment or postponement of the Annual Meeting of Stockholders to be held at 9:00 a.m., EDT, at the Conrad Indianapolis, 50 West Washington Street, Indianapolis, Indiana 46204 on Wednesday, June 8, 2016. I hereby acknowledge receipt of the Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement, the terms of which are incorporated by reference, and revoke any proxy previously given by me with respect to such meeting. This proxy will be voted as directed, or if no direction is indicated, the proxy holders will vote the shares represented by this proxy "FOR"each of the nominees listed in Proposal 1 and "FOR" Proposals 2 and 3, and in the discretion of the proxy holders on any other matter that may properly come before the meeting. Address change/comments: (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side 0000283476_2 R1.0.1.25